UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SPECTRUM BRANDS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECTRUM BRANDS, INC.

6 Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

April 13, 2007

Dear Shareholder:

On behalf of the Board of Directors, I am pleased to invite you to join us for our annual meeting of shareholders on Wednesday, May 9, 2007. The meeting will be held at Spectrum’s North American Headquarters located at 601 Rayovac Drive in Madison, Wisconsin, and is scheduled to begin at 8:00 a.m., local time.

This year you will be asked to vote on the following proposals: (1) the election of three Class II directors to the Board of Directors for a three-year term; (2) the ratification of the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for our 2007 fiscal year and (3) one shareholder proposal described in the attached proxy statement. The Board of Directors recommends that you vote FOR proposals (1) and (2) and AGAINST proposal (3). These proposals are described in the attached proxy statement, which you are encouraged to read fully. We will also consider any additional business that may be properly brought before the Annual Meeting.

Your vote is important and it is important that your shares be represented at the annual meeting. To ensure that your shares are represented at the annual meeting, whether or not you plan to attend, please complete, sign, date and promptly return the enclosed proxy card in the enclosed envelope.

We appreciate your continued support.

Sincerely,

David A. Jones

Chairman and

Chief Executive Officer

SPECTRUM BRANDS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Spectrum Brands, Inc.:

The annual meeting of the shareholders of Spectrum Brands, Inc. (the “Annual Meeting”) will be held at Spectrum’s North American headquarters located at 601 Rayovac Drive in Madison, Wisconsin, on Wednesday, May 9, 2007, at 8:00 a.m., local time, for the following purposes:

1.	To elect three Class II directors to the Board of Directors for a three-year term expiring at the 2010 annual meeting;

2.	To ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2007;

3.	To act on one shareholder proposal, described in the attached proxy statement; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

All shareholders of record at the close of business on Tuesday, March 27, 2007, will be entitled to vote at the Annual Meeting, whether in person or by proxy. Please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. Shareholders of record who attend the Annual Meeting may revoke their proxies and vote in person, if they wish to do so.

By Order of the Board of Directors,

James T. Lucke

Secretary

6 Concourse Parkway, Suite 3300

Atlanta, Georgia 30328

April 13, 2007

IMPORTANT

All shareholders are cordially invited to attend the Annual Meeting. If you are a shareholder of record, whether or not you plan to attend the Annual Meeting in person, you are urged to complete, date and sign the enclosed proxy card and promptly return it in the envelope provided. This will assure your representation and a quorum for the transaction of business at the Annual Meeting. If you are a shareholder of record and you attend the Annual Meeting, you may vote in person if you desire to do so, even if you have returned a proxy card.

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SPECTRUM BRANDS, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON WEDNESDAY, MAY 9, 2007

ABOUT THE ANNUAL MEETING

We are furnishing this proxy statement to shareholders of record of Spectrum Brands, Inc. (“Spectrum” or the “Company”) in connection with the solicitation of proxies for use at the annual meeting of shareholders (the “Annual Meeting”) to be held on Wednesday, May 9, 2007, at Spectrum’s North American headquarters located at 601 Rayovac Drive in Madison, Wisconsin, at 8:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. The Notice of Annual Meeting of Shareholders, this proxy statement and the enclosed proxy card are first being mailed to shareholders on or about April 13, 2007.

Matters to be Voted Upon at the Annual Meeting

At the annual meeting you will be voting upon the following:

(1) To elect three Class II directors to the Board of Directors for a three-year term expiring at the 2010 annual meeting;

(2) To ratify the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending on September 30, 2007 (“fiscal 2007”); and

(3) To act on one shareholder proposal, described in this proxy statement.

You will also be voting on such other business as may properly come before the meeting or any adjournment thereof.

Recommendations of Our Board of Directors

Our Board of Directors recommends that you vote your shares as follows:

(1) FOR the election of three Class II directors to the Board of Directors for a three-year term expiring at the 2010 annual meeting (PROPOSAL NO. 1);

(2) FOR the ratification of the appointment by the Board of Directors of KPMG LLP as our independent registered public accounting firm for fiscal 2007 (PROPOSAL NO. 2); and

(3) AGAINST the approval of the shareholder proposal, described below (PROPOSAL NO. 3).

Shareholders Entitled to Vote at the Meeting

Shareholders of Record

Only shareholders of record of the Company’s common stock, par value $.01 per share, (the “Common Stock”) as of the close of business on March 27, 2007 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. You are considered the shareholder of record with respect to your shares if your shares are registered directly in your name with Mellon Investor Services LLC, the Company’s stock transfer agent. On the Record Date, there were 52,459,976 shares of Common Stock issued and outstanding, constituting all of our issued and outstanding voting securities. Shareholders of record are entitled to one vote for each share of Common Stock they held as of the Record Date.

Shares held with a Bank, Broker, or other Nominee

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of these shares, and your shares are referred to as being held in “street name.” If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker or other nominee. Your broker or nominee has enclosed or provided a voting instruction card with this proxy statement for you to use in directing the bank, broker or other nominee how to vote your shares.

If your shares are held by a bank broker or other nominee they may not be voted or may be voted contrary to your wishes if you do not provide your bank or broker with instructions on how to vote your shares. Brokers, banks and other nominees have the authority under New York Stock Exchange Rules to vote shares held in accounts by their customers in the manner they see fit, or not at all, on “routine” matters if their customers do not provide them with voting instructions. Proposal No. 1 (election of directors) and Proposal No. 2 (ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007) are considered to be routine matters. Proposal No. 3 (the shareholder proposal) is not considered routine. When a proposal is not routine and the bank, broker or other nominee has not received your voting instructions, a bank, broker or other nominee will not be permitted to vote your shares and a broker “non-vote” will occur. To ensure your shares are voted in the manner you desire, you should provide instructions to your bank, broker or other nominee on how to vote your shares for each of the proposals to be voted on at the Annual Meeting in the manner provided for by your bank, broker or other nominee.

Shares held in Company Retirement Accounts

If you are a company employee, former employee, retiree or other person who is participating or has participated in the Spectrum Brands 401(k) Retirement Savings Plan, or any predecessor thereof (the “Plan”), then you may be receiving this material in part because of shares held for you in the Plan. Shares of Common Stock held in the Plan (“Plan Shares”) are registered in the name of the trustee of the Plan. As a participant in the Plan you do not have actual record ownership of the Plan Shares and may not vote the Plan Shares directly at the Annual Meeting. However, as a plan participant you are allocated interests in the Plan Shares and may instruct the trustee of the Plan how to vote such interests. You may use the enclosed proxy card to instruct the trustees of the Plan how to vote your Plan Shares. Plan Shares can be voted only by mailing the enclosed proxy card in the enclosed addressed envelope; Plan Shares cannot be voted at the Annual Meeting and prior voting instructions given for Plan Shares cannot be revoked at the Annual Meeting. If you are a Plan participant, your proxy card must be received by no later than May 8, 2007.

If you sign and return the proxy card but do not provide instructions for any or all of the matters to be voted on at the meeting, the trustee has been instructed NOT to vote the shares of Common Stock held in your Spectrum 401(k) account on any matter to be considered at the meeting for which you fail to provide instructions. Should you fail to return your proxy card for this Annual Meeting by May 8, 2007, the Plan trustee has been instructed NOT to vote the shares of Common Stock held in your Spectrum 401(k) account in the absence of your instructions. In order to ensure that your securities are voted as you wish, please return your proxy card by May 8, 2007.

Quorum

A “quorum” of shareholders is necessary to hold the Annual Meeting. A quorum will exist at the Annual Meeting if the holders of record of a majority of the number of shares of Common Stock outstanding as of the

Record Date are present in person or represented by proxy at the Annual Meeting. Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

Vote Required

To be elected as a Class II director at the Annual Meeting (Proposal No. 1), each candidate for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes for a particular directorship is elected for that directorship.

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2007 (Proposal No. 2) and to approve the shareholder proposal (Proposal No. 3).

Shares represented by proxies that are marked “WITHHELD” and shares that are not voted with regard to Proposal No. 1 (Election of Directors), will be excluded entirely from the vote and will have no effect. Shares represented by proxies that are marked “ABSTAIN” and shares which are not voted with regard to Proposal No. 2 (Ratification of KPMG LLP’s Appointment as auditor) and Proposal No. 3 (Shareholder Proposal) will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of this proposal requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting.

Proxies and Voting Procedures

What is a Proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. For the purposes of the annual meeting, if you complete the attached proxy card and return it to us by the date of the Annual Meeting, you will be designating the officers of the Company named in the proxy card to act as your proxy at the Annual Meeting.

Voting by Proxy

Shareholders of Record

If you are a shareholder of record you may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you currently plan to attend the Annual Meeting so that your vote will be counted if you later decide not to or are unable to attend the Annual Meeting. You can always change your vote by either completing another proxy card with a later date and delivering it to us by the date of the Annual Meeting or by attending in person and voting at the Annual Meeting.

If you are a shareholder of record, to vote by proxy you must complete, sign, date and return the attached proxy card in the enclosed envelope. For your proxy to be counted at the Annual Meeting, we must receive your proxy at the address listed on the attached proxy card prior to the start of the Annual Meeting.

Voting instructions are included on your proxy card. If you properly complete, date and sign your proxy and return it to us in time for it to be voted at the Annual Meeting, one of the individuals named as your proxy, each of whom is one of our officers, will vote your shares as you have directed on the proxy card. If you sign and timely return your proxy card, but do not indicate how your shares are to be voted with respect to one or more of the proposals to be voted on at the Annual Meeting, as necessary to vote your shares on each proposal, your shares will be voted in accordance with the recommendations of our Board of Directors: (1) FOR the election of the director nominees, (2) FOR the ratification of the appointment KPMG LLP as the Company’s independent registered public accounting firm for fiscal 2007, (3) AGAINST the shareholder proposal and (4) in accordance with the best judgment of the named proxies on other matters properly brought before the Annual Meeting.

Our Board of Directors has no knowledge of any matters that will be presented for consideration at the Annual Meeting other than those described herein. The named proxies will also have discretionary authority to vote upon any adjournment or postponement of the Annual Meeting, including for the purpose of soliciting additional proxies.

Shares held with a Bank, Broker, or other Nominee

If you hold your shares in “street name,” you must vote your shares in the manner provided for by your bank, broker or other nominee. Your bank, broker or other nominee has enclosed or provided a voting instruction card for you to use in directing the bank, broker or other nominee on how to vote your shares. To ensure that your shares are voted according to your wishes, be certain that you provide instructions to your bank, broker or other nominee on how to vote your shares in the manner that they specify. Your bank, broker or other nominee will be permitted to vote your shares without instruction from you on Proposal No. 1 (Election of Directors) and Proposal No. 2 (Appointment of Independent Registered Public Accounting Firm) and will not be permitted to vote on Proposal No. 3 (the shareholder proposal) without your instructions. As a result, if you do not provide your bank, broker or other nominee with instructions on how to vote your shares with respect to Proposal Nos. 1 and 2, your bank, broker or other nominee may vote your shares in a different manner than you would have voted if you had provided instructions to your bank, broker or other nominee and your vote will not be cast for Proposal No. 3.

Shares held in Company Retirement Accounts

Plan Shares can be voted only by mailing in the attached proxy card; they cannot be voted in person at the Annual Meeting and prior voting instructions cannot be revoked at the Annual Meeting. If you are a Plan participant, your proxy card must be received no later than May 8, 2007. Please see “Shareholders Entitled to Vote at the Meeting—Shares held in Company Retirement Accounts” above for additional information about how your shares will be voted if you fail to return your proxy card or if you mail and sign, but fail to complete your proxy card.

Revoking Your Proxy

If you are a shareholder of record, you may revoke your proxy before it is voted by:

•	completing a new proxy with a later date and delivering it to us before the Annual Meeting;

•	notifying the Secretary of the Company in writing before the Annual Meeting that you have revoked your proxy; or

•	voting in person at the Annual Meeting.

If you hold your shares in “street name,” you must contact your bank, broker or other nominee to revoke your proxy.

If you are a company employee or retiree who holds shares as a participant in the Plan, pursuant to the terms of the Plan you may not revoke your voting instructions once your proxy card has been delivered to the Plan trustee.

Voting in Person

If you are a shareholder of record and you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the Annual Meeting.

If your shares are held in the name of your broker, bank or other nominee, and you plan to attend the Annual Meeting and wish to vote in person, you must bring a “legal-proxy” from your broker, bank or other nominee authorizing you to vote your “street name” shares held as of the Record Date in order to be able to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other nominee to vote the shares that it holds in its name.

If you are a company employee, retiree or other person who holds shares as a participant in the Plan you may not vote your shares held in the Plan in person at the Annual Meeting.

Proxy Solicitation

We, on behalf of the Board of Directors, are soliciting proxies in connection with this Annual Meeting. The Company will bear the costs of the solicitation. We have engaged Georgeson Inc. to assist us in soliciting proxies for a fee of approximately $8,000 plus reasonable out-of-pocket expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by our directors, officers and employees in person or by telephone or fax, for which they will receive no additional compensation. We will also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to shareholders.

Delivery of Proxy Materials and Annual Report to Households

The Rules of the Securities and Exchange Commission (the “SEC”) permit companies and brokers, banks or other intermediaries to deliver a single copy of an annual report and proxy statement to households at which two or more shareholders reside (commonly referred to as “householding”). Beneficial owners sharing an address who have been previously notified by their broker, bank, nominee or other intermediary and who have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of our annual report to shareholders for our last fiscal year (the “Annual Report”) and this proxy statement. If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of our Annual Report and this proxy statement is delivered may obtain a separate copy of our Annual Report and/or this proxy statement without charge by sending a written request to Spectrum Brands, Inc., 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, Attention: Vice President, Investor Relations, by calling us at (770) 829-6200 or by writing to us via electronic mail at investorrelations@spectrumbrands.com. We will promptly deliver an Annual Report and/or this proxy statement upon request.

Not all brokers, banks or other nominees or intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank, nominee or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements for each beneficial owner sharing your address, you must contact your broker, bank, nominee or other intermediary to revoke your consent.

BOARD OF DIRECTORS

The Board of Directors currently consists of nine members, as determined in accordance with our Amended and Restated By-Laws. In accordance with our Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes (designated Class I, Class II and Class III, respectively), each consisting, as nearly as possible, of one-third of the total number of directors. The current term of office of the Class II directors expires at the Annual Meeting. The Class I and Class III directors are serving terms that expire at the annual meeting of shareholders to be held in 2008 and 2009, respectively. The three classes are currently comprised of the following directors:

Class I consists of David A. Jones, Barbara S. Thomas and John S. Lupo who will serve until the annual meeting of shareholders to be held in 2008.;

Class II consists of Thomas R. Shepherd, Charles A. Brizius and Scott A. Schoen who will serve until the Annual Meeting; and

Class III consists of Kent J. Hussey, William P. Carmichael and John D. Bowlin, who will serve until the annual meeting of shareholders to be held in 2009.

The names of the nominees being presented for consideration by the shareholders (all of whom are incumbent directors) and our current directors, their ages, the years in which they became directors of the Company and certain other information about them are set forth on the following pages. Except for Thomas H. Lee Partners, L.P. and its affiliates, none of the corporations or other organizations referred to on the following pages with which a director or nominee for director has been employed or otherwise associated is currently a parent, subsidiary or other affiliate of the Company.

Nominees for Re-Election to the Board of Directors

Nominees for the vacancies in Class II, whose three-year term will expire at the 2010 annual meeting of shareholders, are as follows:

Thomas R. Shepherd Age 77	Mr. Shepherd has served as one of our directors since September 1996. Mr. Shepherd is Chairman of TSG Equity Partners, LLC, a private equity investment firm, and is also a director of various privately-held companies. From 1986 through 1998, Mr. Shepherd served as a Managing Director of Thomas H. Lee Company and from 1983 to 1986 was President of GTE (Sylvania) Lighting Products. Mr. Shepherd is our Lead Director and the Chairperson of our Compensation Committee.

Charles A. Brizius Age 38	Mr. Brizius has served as one of our directors since February 2005. Mr. Brizius is a Managing Director of Thomas H. Lee Partners, L.P., which he joined in 1993. From 1991 through 1993, Mr. Brizius was with Morgan Stanley & Co. Incorporated where he was a financial analyst in the bank’s Financial Institutions Group, Investment Banking Division. Mr. Brizius serves as a director of numerous public and private companies, including Ariel Holdings, Ltd., Houghton Mifflin Company and Frontline Management Companies, Inc.

Scott A. Schoen Age 48	Mr. Schoen has served as one of our directors since February 2005. He is Co-President of Thomas H. Lee Partners, L.P. Prior to joining Thomas H. Lee Partners, L.P. in 1986, Mr. Schoen was in the Private Finance Department of Goldman, Sachs & Co. Mr. Schoen is a director of Simmons Company and the Nielsen Company and is a member of the Board of Trustees of Spaulding Rehabilitation Hospital Network. He is also a member of the Board of Advisors of the Yale School of Management and a member of the Yale Development Board.

Messrs. Brizius and Schoen were appointed to the Board of Directors in February 2005 pursuant to a shareholder’s agreement by and between the Company and UIC Holdings, L.L.C. (“Holdings”), dated as of January 3, 2005 (the “Shareholder’s Agreement”), which was filed as an exhibit to the Current Report on Form 8-K filed by the Company on January 4, 2005. On January 14, 2005, Holdings merged with and into United Industries Corporation (“United”) and on February 7, 2005, the Company acquired United (as further described in “Certain Relationships and Related Transactions” herein). As permitted by the Shareholder’s Agreement, Holdings assigned its rights and obligations under the Shareholder’s Agreement to Thomas H. Lee Partners, L.P. or its affiliates (“THL”). The Shareholder’s Agreement required the Company to increase the number of positions on the Board of Directors by two directors. Pursuant to, and immediately following the execution of the Shareholder’s Agreement, THL designated Messers Brizius and Schoen to fill the two newly-created positions on the Board of Directors. Going forward, the Shareholder’s Agreement allows THL to include on any slate of directors presented to the Company’s stockholders for election at the appropriate meeting of stockholders, to be approved by the Company’s Nominating and Corporate Governance Committee, up to two nominees so long as THL owns at least 15% of the Company’s issued and outstanding Common Stock on a fully-diluted basis, and one nominee so long as THL owns at least 10% of the Company’s issued and outstanding Common Stock on a fully-diluted basis.

Directors Continuing in Office

The directors continuing in office in Class I, whose three-year term will expire at the 2008 annual meeting of shareholders, are as follows:

David A. Jones Age 57	Mr. Jones has served as Chairman of our Board of Directors (the “Board) and our Chief Executive Officer since September 1996. From September 1996 to April 1998, Mr. Jones also served as our President. Between February 1995 and March 1996, Mr. Jones was Chief Operating Officer, Chief Executive Officer and Chairman of the Board of Directors of Thermoscan, Inc., a manufacturer and marketer of infrared ear thermometers for consumer and professional use. From 1989 to September 1994, Mr. Jones served as President and Chief Executive Officer of The Regina Company, a manufacturer of vacuum cleaners and other floor care equipment. In addition, Mr. Jones serves as a director of Pentair, Inc. and Simmons Bedding Company. Mr. Jones has over 30 years of experience working in the consumer products industry.

Barbara S. Thomas Age 57	Ms. Thomas has served as one of our directors since May 2002. Ms. Thomas most recently served as Interim Chief Executive Officer of The Ocean Spray Company from November 2002 to April 2003. Previously, Ms. Thomas was President of Warner-Lambert Consumer Healthcare, the over-the-counter pharmaceuticals business of the Warner-Lambert Company, until July 2000. From 1993 to 1997,

Ms. Thomas was employed by the Pillsbury Company, serving last as President of Pillsbury Canada Ltd. Prior to joining Pillsbury, Ms. Thomas served as Senior Vice President of Marketing for Nabisco Brands, Inc. Ms. Thomas serves as a director of the Bank of Nova Scotia and a privately-held company. From 1997 to March 2004, Ms. Thomas served as a director of the Dial Corporation. Ms. Thomas is the Chairperson of our Nominating and Corporate Governance Committee and a member of our Audit Committee.

John S. Lupo Age 60	Mr. Lupo has served as one of our directors since July 1998 and is a principal in the consulting firm Renaissance Partners, LLC, which Mr. Lupo joined in February 2000. From October 1998 until November 1999, Mr. Lupo served as Executive Vice President for Sales and Marketing for Bassett Furniture Industries, Inc. From April 1998 to October 1998, Mr. Lupo served as a consultant in the consumer products industry. From August 1996 to April 1998, Mr. Lupo served as Senior Vice President and Chief Operating Officer for the international division of Wal-Mart Stores, Inc. From October 1990 to August 1996, Mr. Lupo served as Senior Vice President—General Merchandise Manager of Wal-Mart Stores, Inc. Mr. Lupo also serves as a director of CitiTrends, Inc. Mr. Lupo is a member of both our Compensation Committee and Nominating and Corporate Governance Committee.

The directors continuing in office in Class III, whose three-year term will expire at the 2009 annual meeting of shareholders, are as follows:

Kent J. Hussey Age 61	Mr. Hussey has served as one of our directors since October 1996 and was promoted to the position of Vice Chairman in January of 2007. He served as our president and chief operating officer from August 2002 through 2006 and from April 1998 until November 2001. From December 2001 through July 2002, Mr. Hussey served as our president and chief financial officer. He served as our executive vice president of finance and administration and our chief financial officer from October 1996 to April 1998. From 1994 to 1996, Mr. Hussey was vice president and chief financial officer of ECC International, a producer of industrial minerals and specialty chemicals. From 1991 to 1994, he served as vice president of finance and chief financial officer of The Regina Company. Mr. Hussey also serves as a director of American Woodmark Corporation and various privately-held companies.

William P. Carmichael Age 63	Mr. Carmichael has served as one of our directors since August 2002. From 1999 to 2001, Mr. Carmichael served as Senior Managing Director of the Succession Fund, a company that provides strategic financial and tax consulting to closely held private companies. Mr. Carmichael also served as Senior Vice President of Sara Lee Corporation from 1991 to 1993, Vice President from 1985 to 1990 and Chief Financial Officer from 1987 to 1990 of Beatrice Foods Company, Vice President of E-II Holdings from 1987 to 1988 and Vice President of Esmark, Inc. from 1976 to 1984. Mr. Carmichael is a director of Cobra Electronics Corporation, The Finish Line, Inc. and Simmons Company and serves as Chairman and a Trustee of Columbia Funds Series Trust, Columbia Funds Master Investment Trust, Columbia Funds Variable Insurance Trust I, and Banc of America Funds Trust. Mr. Carmichael is the chairperson of our Audit Committee and serves on the Compensation Committee.

John D. Bowlin Age 56	Mr. Bowlin has served as one of our directors since May 2004. Mr. Bowlin served as President and Chief Executive Officer of Miller Brewing Company, a subsidiary of SABMiller plc, from 2002 to 2003. From 1985 to 2002, Mr. Bowlin served in a variety of senior executive positions at Philip Morris Companies, Inc., including Chief Executive Officer of Miller Brewing Company from 1999 to 2002; President and Chief Executive Officer of Kraft Foods International from 1996 to 1999; President and Chief Operating Officer of Kraft Foods North America from 1994 to 1996; President and Chief Operating Officer of Miller Brewing Company from 1993 to 1994; and President of Oscar Mayer Food Corporation from 1991 to 1993. From 1974 to 1991, he held positions of increasing responsibility at General Foods Corporation. Mr. Bowlin is a member of both our Audit Committee and Nominating and Corporate Governance Committee.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

In addition to those directors named above who are also executive officers of the Company, set forth below is certain information concerning non-director employees who serve as executive officers of the Company. Our executive officers serve at the discretion of the Board of Directors. Except for United, none of the corporations or other organizations referred to below with which an executive officer has been employed or otherwise associated is a parent, subsidiary or other affiliate of Spectrum.

Randall J. Steward, age 52, has served as our Executive Vice President and Chief Financial Officer since August 2002. From January 2002 until August 2002, Mr. Steward took a leave of absence for personal reasons. Previously, he served as our Executive Vice President of Administration and Chief Financial Officer from October 1999 to December 2001. Mr. Steward initially joined us in March of 1998 as our Senior Vice President of Corporate Development and was named Senior Vice President of Finance and Chief Financial Officer in April 1998, a position he held until October 1999. From October 1997 to March 1998, Mr. Steward worked as an independent consultant, primarily with Thermoscan, Inc. and Braun AG, assisting with financial and operational issues. From March 1996 to September 1997, Mr. Steward served as President and General Manager of Thermoscan, Inc. From January 1992 to March 1996, he served as Executive Vice President of Finance and Administration and Chief Financial Officer of Thermoscan, Inc.

Kenneth V. Biller, age 59, was appointed President, Global Operations in February 2005. Prior to this appointment, Mr. Biller served as our Executive Vice President of Operations since October 1999, as our Senior Vice President of Operations from August 1998 to October 1999, as our Senior Vice President of Manufacturing/Supply Chain from January 1998 to August 1998, as our Senior Vice President and General Manager of Lighting Products & Industrial from 1996 to January 1998 and as our Vice President and General Manager of Lighting Products & Industrial from 1995 to 1996. Mr. Biller joined us in 1972 and has held numerous other positions with us, including Director of Technology/Battery Products and Vice President of Manufacturing.

Remy E. Burel, age 56, has served as our President, Europe/ROW since January 2004. From October 2002, upon our acquisition of substantially all of the consumer battery division of VARTA AG, until December 2003, Mr. Burel served as our Executive Vice President—Europe. Before the acquisition, Mr. Burel had been Chief Executive Officer of VARTA Gerätebatterie GmbH since January 2000. From May 1990 to December 1999, Mr. Burel held positions of increasing responsibility at VARTA as International Marketing Manager, Geographical Area Manager (France, Spain and Portugal), Profit Center Manager (general purpose batteries) and

Divisional Board Member. Mr. Burel started his career at Gillette/Braun and held a number of different positions in controlling and marketing in the United States, France and Germany from 1975 to 1988.

John A. Heil, age 54, was appointed President, Global Pet Supplies and Co-Chief Operating Officer in January 2007. He joined Spectrum Brands concurrent with the company’s February 2005 acquisition of United Industries, where he served as President and Chief Executive Officer of United Industries’ United Pet Group. Mr. Heil joined United Pet Group as Chairman and CEO in June 2000. United Pet Group was acquired by United Industries in 2004. Prior to that time, Mr. Heil spent twenty-five years with the H.J. Heinz Company in various executive management positions, including President and Managing Director of Heinz Pet Products, President of Heinz Specialty Pet and Executive Vice President of StarKist Seafood.

Hartmut B. Junghahn, age 44, was promoted to the position of Executive Vice President, Latin America in July 2006, after joining the company as Division Vice President, Sales and Marketing in July 2003. In October 2004 he was promoted to Vice President, Sales & Marketing Latin America, with additional direct P&L responsibility over Brazil. Prior to joining Spectrum Brands, Mr. Junghahn was Vice President, Sales, Trade Marketing and Distribution at Guinness United Distillers & Vintners Brazil, a division of DIAGEO, where he served in a number of managerial roles from 1995 to 2002. Mr. Junghahn began his career in 1984 at Swedish Match, where he held a variety of sales, marketing and operations positions living and working in several countries in Europe and Latin America.

David R. Lumley, age 52, has served as our President, Global Batteries, Personal Care and Home & Garden and Co-Chief Operating Officer since January of 2007. He joined Spectrum Brands in January of 2006 as President, North America. Prior to joining the company, Mr. Lumley was President, Rubbermaid Home Products North America at Newell Rubbermaid between 2004 and 2006. From 1999 to 2003 he served as president and chief executive officer of EAS. Between 1997 and 1999 he was president of Brunswick Bicycles, a division of Brunswick Corporation. Earlier in his career, Mr. Lumley was president of OMC International, a division of Outboard Marine Corporation and held positions as a sales and marketing executive at a variety of companies, including Wilson Sporting Goods.

BOARD ACTIONS; BOARD MEMBER INDEPENDENCE;

COMMITTEES OF THE BOARD OF DIRECTORS

During our fiscal year ended September 30, 2006 (“fiscal 2006”), our Board of Directors held four regular meetings, three special meetings telephonically and acted by unanimous written consent on five occasions. Each director attended all meetings of (a) the Board of Directors held in fiscal 2006 during the period for which he or she served as a director of the Company and (b) the committees of the Board of Directors on which he or she served during the period for which he or she so served with the exception of Mr. Carmichael and Mr. Schoen, each of whom was unable to attend one special meeting of the Board of Directors held telephonically. Spectrum does not have a policy that requires the attendance of all directors at our annual meetings of shareholders. However, all the then-current members of our Board of Directors attended our 2006 annual meeting of shareholders and we expect all members of our Board of Directors to attend the Annual Meeting. The non-management directors meet separately in executive session immediately following each regular board meeting. Thomas R. Shepherd is our Lead Director and presides at the non-management executive sessions of the Board of Directors.

Our Board of Directors has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company): John D. Bowlin; Charles A. Brizius; William P. Carmichael; Scott A. Schoen; John S. Lupo; Thomas R. Shepherd; and Barbara S. Thomas. Our Board of Directors has adopted the definition of “independent director” set forth under Section 303A.02 of the New York Stock Exchange Listed Company Manual to assist it in making determinations of independence. The Board of Directors has determined that the directors referred to above currently meet these standards and qualify as independent.

The Board of Directors has designated three principal standing committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee. Each of the three committees is comprised entirely of independent directors. The functions of each committee and the number of meetings held by each committee in fiscal 2006 are noted below.

The Audit Committee, whose current members are John D. Bowlin, William P. Carmichael and Barbara S. Thomas, held six meetings and acted by unanimous written consent on one occasion in fiscal 2006. Mr. Carmichael is the Chairperson of our Audit Committee and our Audit Committee Financial Expert, as defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC in furtherance of Section 407. Each of the members of the Audit Committee qualifies as independent, as independence is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual and Section 10A(m)(3) of the Securities Exchange Act of 1934. The Audit Committee has been established in accordance with Section 303A.06 of the New York Stock Exchange Listed Company Manual and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, for the overall purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. The Audit Committee is responsible for monitoring (1) the integrity of our financial statements, (2) the independent registered public accounting firm’s qualifications and independence, (3) the performance of our internal audit function and independent auditors and (4) our compliance with legal and regulatory requirements. The responsibilities and authority of the Audit Committee are described in further detail in the Audit Committee Charter, as amended, adopted by the Board of Directors in January 2003. The report of the Audit Committee for fiscal year 2006 is included elsewhere in this proxy statement.

The Compensation Committee, whose current members are William P. Carmichael, John S. Lupo and Thomas R. Shepherd, held five meetings and acted by unanimous written consent on one occasion during fiscal 2006. Mr. Shepherd is Chairperson of our Compensation Committee. Each of the members of the Compensation Committee qualifies as independent, as independence is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual . The Compensation Committee is responsible for (1) setting appropriate goals and objectives for CEO Compensation, (2) evaluating and approving the CEO’s performance in light of those goals and objectives and (3) making recommendations to the board about non-CEO, executive officer compensation, incentive compensation and equity based plans. The responsibilities and authority of the Compensation Committee are described in further detail in the Compensation Committee Charter adopted by the Board of Directors in January 2003. The report of the Compensation Committee for fiscal year 2006 is included elsewhere in this proxy statement.

The Nominating and Corporate Governance Committee, whose current members are John D. Bowlin, Barbara S. Thomas and John S. Lupo, held four meetings in fiscal 2006 and acted by unanimous written consent on one occasion. Ms. Thomas is Chairperson of our Nominating and Corporate Governance Committee. Each of the members of the Nominating and Corporate Governance Committee qualifies as independent, as independence is defined in Section 303A.02 of the New York Stock Exchange Listed Company Manual. The Nominating and Corporate Governance Committee is responsible for (1) recommending to the Board of Directors individuals qualified to serve as our directors and on our committees of the Board of Directors, (2) advising the Board of Directors with respect to board composition, procedures and committees, (3) developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Company and (4) overseeing the evaluation process of the Board of Directors and our Chief Executive Officer. The responsibilities and authority of the Nominating and Corporate Governance Committee are described in further detail in the Nominating and Corporate Governance Committee Charter adopted by the Board of Directors in January 2003.

Copies of our (i) Corporate Governance Guidelines, (ii) charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, (iii) Code of Business Conduct and Ethics and (iv) Code of Ethics for the Principal Executive Officer and Senior Financial Officers are available at our Internet site at www.spectrumbrands.com under “Investor Relations—Corporate Governance.” Copies will also be provided to any stockholder upon written request to the Vice President, Investor Relations, Spectrum Brands, Inc., 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, via electronic mail at investorrelations@spectrumbrands.com, or by contacting the Vice President, Investor Relations at 770-829-6200. None of the information posted on our website is incorporated by reference into this Annual Report.

DIRECTOR COMPENSATION

For fiscal 2007, each of Messrs. Brizius, Schoen, Bowlin, and Lupo shall be paid an annual retainer of $40,000 (four equal installments of $10,000) for their service as directors, Ms. Thomas shall be paid an annual retainer of $45,000 (four equal installments of $11,250) for her service as a director and as Chairperson of the Nominating and Corporate Governance Committee, Mr. Carmichael shall be paid an annual retainer of $50,000 (four equal installments of $12,500) for his service as a director and as Chairman of the Audit Committee, and Mr. Shepherd shall be paid an annual retainer of $55,000 (four equal installments of $13,750) for his service as Chairman of the Compensation Committee and Lead Director. Each director shall also receive $1,500 for each meeting of the Board of Directors that they attend ($750 if participating telephonically) and $1,500 (or $2,500 in the case of committee chairs) for each meeting of a committee of the Board of Directors that they attend ($750 or $1,250, respectively, if participating telephonically). Messrs. Brizius and Schoen serve as members of the Board of Directors on behalf of Thomas H. Lee Partners, L.P. and compensation due Messrs. Brizius and Schoen is paid to Thomas H. Lee Partners L.P. Further, each of Messrs. Bowlin, Brizius, Carmichael, Lupo, Schoen and Ms. Thomas were granted 6,833 shares of restricted stock and Mr. Shepherd was granted 8,297 shares of restricted stock on October 16, 2006. The restrictions on such shares lapse in equal annual installments over a three-year period.

For fiscal 2006, each of Messrs. Bowlin, Carmichael, Shepherd, Brizius, Schoen and Lupo and Ms. Thomas received $10,000 per quarter for their service as directors, Mr. Carmichael received an additional $1,250 per quarter for his service as Chairman of the Audit Committee, Ms. Thomas received an additional $1,250 per quarter for her service as Chairperson of the Nominating and Corporate Governance Committee, and Mr. Shepherd received an additional $2,500 per quarter for his service as Lead Director. Each director also received $1,500 for each meeting of the Board of Directors that they attended ($750 if they participated telephonically) and $1,500 (or $2,500 in the case of committee chairs) for each meeting of a committee of the Board of Directors that they attended ($750 or $1,250, respectively, if they participated telephonically). Mr. Bowlin received $61,750, Mr. Carmichael received $74,250, Mr. Neil P. DeFeo received $11,500 (Mr. DeFeo resigned from the Board effective December 31, 2005 and was compensated for one Board meeting only), Mr. Lupo received $60,250, Mr. Brizius received $48,250, Mr. Schoen received $46,760, Mr. Shepherd received $73,250 and Ms. Thomas received $70,750 for their service as our directors and for attending meetings of our Board of Directors and committees in fiscal 2006.

Directors who are also our employees receive no compensation for serving on the Board of Directors, but are reimbursed for their out-of-pocket expenses in attending meetings of the Board of Directors.

DIRECTOR NOMINATION PROCESS

Our Board of Directors has established a Nominating and Corporate Governance Committee as described above. The Committee may identify potential board candidates from a variety of sources, including recommendations from current directors or management, recommendations of security holders or any other source the Committee deems appropriate. The Committee may also engage a search firm or consultant to assist it in identifying, screening and evaluating potential candidates. The Committee has been given sole authority to retain and terminate any such search firm or consultant.

In considering candidates for our Board of Directors, the Committee evaluates the entirety of each candidate’s credentials. The Committee considers, among other things: (i) business or other relevant experience; (ii) expertise, skills and knowledge; (iii) integrity and reputation; (iv) the extent to which the candidate will enhance the objective of having directors with diverse viewpoints, backgrounds, expertise, skills and experience; (v) willingness and ability to commit sufficient time to Board of Directors responsibilities; and (vi) qualification to serve on specialized board committees, such as the Audit Committee or Compensation Committee.

Our shareholders may recommend potential director candidates by following the procedure described below. The Nominating and Corporate Governance Committee will evaluate recommendations from shareholders in the same manner that it evaluates recommendations from other sources. If you wish to recommend a potential director candidate for consideration by the Committee, please send your recommendation to, Spectrum Brands, Inc., 6 Concourse Parkway Suite 3300, Atlanta, Georgia, 30328, Attention: Corporate Secretary. Any notice relating to candidates for election at the 2008 annual meeting must be received no earlier than February 24, 2008 and no later than March 20, 2008 in accordance with our Amended and Restated Bylaws. You should use first class, certified mail in order to ensure the receipt of your recommendation. Any recommendation must include: (i) your name and address and a list of the shares of our company that you own; (ii) the name, age, business address and residence address of the proposed candidate; (iii) the principal occupation or employment of the proposed candidate over the preceding ten years and the person’s educational background; (iv) a statement as to why you believe such person should be considered as a potential candidate; (v) a description of any affiliation between you and the person you are recommending; and (vi) the consent of the proposed candidate to your submitting him or her as a potential candidate. You should note that the foregoing process relates only to bringing potential candidates to the attention of the Nominating and Corporate Governance Committee. This process will not give you the right to directly propose a nominee at any meeting of stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Common Stock as of March 27, 2007, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our Common Stock (each, a “5% Shareholder”);

•	our Chief Executive Officer and each of the other four most highly compensated executive officers from fiscal 2006 serving as of March 27, 2007;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Shareholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 52,459,976 shares of Common Stock issued and outstanding as of the close of business on March 27, 2007. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that are subject to options held by that person that are currently exercisable or exercisable within 60 days of March 27, 2007, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands, Inc., 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328.

Names and Address of Beneficial Owner	Number of Shares		Number of Shares Subject to Options(1)		Percent
THL Parties c/o Thomas H. Lee Partners, LP 100 Federal Street, 35th Floor Boston, MA 02110	12,760,584	(2)	5,000	(2)	24.33%
Ameriprise Financial Inc. General Counsel’s Office 50591 Ameriprise Financial Center Minneapolis, MN 55474	7,535,376	(3)	—		14.36%
Harbert Management Corporation 555 Madison Avenue 16th Floor New York, NY 10022	5,000,000	(4)	—		9.53%
Adage Capital Partners 200 Clarendon Street 52nd Floor Boston, MA 02116	2,985,800	(5)	—		5.69%
Morgan Stanley 1585 Broadway New York, NY 10036	2,921,867	(6)	—		5.57%
David A. Jones	912,289	(7)	519,445		2.70%
Kent J. Hussey	353,909	(8)	220,006		1.09%
John A. Heil	155,386	(9)	—		*
Kenneth V. Biller	240,605	(10)	88,213		*
Remy E. Burel	171,937	(11)	8,500		*
John D. Bowlin	21,129	(12)	—		*
Charles A. Brizius	12,760,584	(2)(13)	5,000	(2)	24.33%
William P. Carmichael	17,129	(12)	10,000		*
John S. Lupo	14,269	(12)	10,000		*
Scott A. Schoen	12,760,584	(2)(14)	5,000	(2)	24.33%
Thomas R. Shepherd	18,544	(15)	5,000	(2)	*
Barbara S. Thomas	12,129	(12)	10,000		*
All directors and executive officers of the Company as a group (15 persons)	15,015,577	(16)	1,096,611	(17)	30.08%

*	Indicates less than 1% of the total number of outstanding shares of our Common Stock.
(1)	Reflects the number of shares issuable upon the exercise of options exercisable within 60 days of March 27, 2007.
(2)	Based in part on information set forth in a Schedule 13D that was filed with the SEC on February 17, 2005 (“Schedule 13D”).

The THL Parties may be deemed to beneficially own 12,765,584 shares of Common Stock pursuant to Securities Exchange Act Rule 13d-3 and 13d-5(b). The aggregate number of shares beneficially owned by the THL Parties is comprised of (A) 10,593,305 shares directly held by Thomas H. Lee Equity Fund IV, L.P. (“Equity Fund”), (B) 366,192 shares directly held by Thomas H. Lee Foreign Fund IV, L.P. (“Foreign Fund”), (C) 1,031,186 shares directly held by Thomas H. Lee Foreign Fund IV-B, L.P. (“Foreign Fund B”), (D) 2,785 shares directly held by Thomas H. Lee Investors Limited Partnership (“THL Investors”), (E) 68,881 shares directly held by Thomas H. Lee Charitable Investment L.P. (“Charitable Investment”), (F) 6,006 shares directly held by THL Equity Advisors IV, LLC and (G) 670,266 shares directly held by (i) the following managing directors of Thomas H. Lee Advisors, LLC: David V. Harkins; Scott A. Schoen; Scott M. Sperling; Anthony J. DiNovi; Thomas M. Hagerty; Seth W. Lawry; Kent R. Weldon; Todd M. Abbrecht; Charles A. Brizius; Scott Jaeckel; and Soren Oberg, and (ii) the following other parties that are not affiliates of Thomas H. Lee Partners, L.P., but who acquired his/her shares of Common Stock as part of a coinvestment with the other THL Parties: the 1997 Thomas H. Lee Nominee Trust; the 1995 Harkins Gift Trust; the Smith Family Limited Partnership; the Robert Schiff Lee 1988 Irrevocable Trust; Stephen Zachary Lee; Charles W. Robins as Custodian for Jesse Lee; C. Hunter Boll; Warren C. Smith, Jr.; Terence M. Mullen; Thomas R. Shepherd; Wendy L. Masler; Andrew D. Flaster; Charles W. Robins and James Westra ((i) and (ii) are together referred to herein as the “Related Holders”) (the Equity Fund, Foreign Fund, Foreign Fund B, THL Investors, Charitable Investment and the Related Holders are collectively referred to herein as the “THL Parties”). The aggregate number of beneficially owned shares may also be deemed to include 5,000 shares subject to options held by Mr. Shepherd that were exercisable within 60 days of March 27, 2007.

Except to the extent of a pecuniary interest therein, each of the persons and entities comprising the THL Parties expressly disclaims beneficial ownership of the shares held by each of the other persons and entities comprising the THL Parties, except: (a) THL Equity Advisors IV LLC does not disclaim beneficial ownership of shares held by Equity Fund, Foreign Fund or Foreign Fund B; (b) Management Corp. (as defined below) does not disclaim beneficial ownership of shares held by THL Investors; and (c) Thomas H. Lee, an individual U.S. citizen, does not disclaim beneficial ownership of shares held by the 1997 Thomas H. Lee Nominee Trust.

The THL Parties by virtue of certain relationships, may constitute a “group” within the meaning of Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended. As a member of a group, each person and entity of the group may be deemed to beneficially own the shares of Common Stock beneficially owned by the entire group.

Thomas H. Lee Advisors, LLC, is the general partner of Thomas H. Lee Partners, L.P., which is, in turn, the sole member of THL Equity Advisors IV, LLC, which is the general partner of each of Equity Fund, Foreign Fund and Foreign Fund B. THL Equity Advisors IV, LLC, as sole general partner of Equity Fund, Foreign Fund and Foreign Fund B (collectively, the “Advisors Funds”), may be deemed to share voting and dispositive power with respect to 11,990,683 shares beneficially owned by the Advisors Funds. The managing directors of Thomas H. Lee Advisors, LLC also own membership interests in Thomas H. Lee Advisors, LLC. The managing directors of Thomas H. Lee Advisors, LLC share voting and investment control over securities held by the Advisors Funds and may be deemed to share beneficial ownership with respect to the 11,990,683 shares held by the Advisors Funds.

THL Investment Management Corp. (“Management Corp.”) is the sole general partner of THL Investors. Seth W. Lawry, Kent R. Weldon, David V. Harkins, Scott A. Schoen, Scott M. Sperling, Anthony J. DiNovi and Thomas M. Hagerty are officers of Management Corp. The officers of Management Corp. exercise voting and investment control over the shares of Company stock held by THL Investors and may be deemed to beneficially own the shares of Company stock held by THL Investors.

Each of the Related Holders has obtained beneficial ownership of less than 1% of the outstanding shares. Each of the Related Holders has sole voting and sole dispositive power with respect to such shares beneficially owned by it, except for the 1997 Thomas H. Lee Nominee Trust, the 1995 Harkins Gift Trust, the Smith Family Limited Partnership, the Robert Schiff Lee 1988 Irrevocable Trust and Charles W. Robins as Custodian for Jesse Lee.

Thomas H. Lee, an individual, may be deemed to share voting and dispositive power with respect to the shares beneficially held by the 1997 Thomas H. Lee Nominee Trust. Mr. Lee does not disclaim beneficial ownership of such shares.

David V. Harkins may be deemed to share voting and dispositive power over shares held by The 1995 Harkins Gift Trust. Charles W. Robins may be deemed to share voting and dispositive power over shares held by him as Custodian for Jesse Lee and shares held by the Robert Schiff Lee 1988 Irrevocable Trust. Warren C. Smith, Jr. may be deemed to share voting and dispositive power over shares held by the Smith Family Limited Partnership. Except to the extent of his pecuniary interest therein, Mr. Harkins, Mr. Robins, Mr. Smith and Mr. Lee each, respectively, disclaims beneficial ownership of such shares. Thomas H. Lee, an individual, may be deemed to share voting and dispositive power over shares held by Charitable Investment.

This amount also reflects a grant of 13,666 shares of restricted stock to Thomas H. Lee Advisors, LLC reported on a Form 4s filed with the SEC on October 18, 2006. These shares are presently held by THL Equity Advisors IV, LLC. THL Equity Advisors IV, LLC is the direct owner of these additional shares and a member of the THL Parties reporting group. As such, each member of the group may be deemed to beneficially own these shares of Common Stock.

This amount also reflects grants of 3,646 and 8,297 shares of restricted stock granted to Mr. Shepherd as reported on Form 4 filed with the SEC on October 5, 2005 and October 18, 2006, respectively. Mr. Shepherd is the direct owner of these additional shares and a member the THL Parties reporting group. As such, each member of the group may be deemed to beneficially own these additional shares of Common Stock.

(3)	Ameriprise Financial, Inc. has shared dispositive power with respect to 7,535,376 shares. Information is based on a Schedule 13G filed by Ameriprise Financial, Inc. with the SEC on February 14, 2007.
(4)	Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2007 on behalf of Harbinger Capital Partners Master Fund I, Ltd. (“HCPMF”), Harbinger Capital Partners Offshore Manager, L.L.C. (“HCPOM”) as general partner of HCPMF, HMC Investors, L.L.C. as managing member of HCPOM, Harbert Management Company (“HMC”), Philip Falcone, Raymond J. Harbert and Michael D. Luce (collectively the “Harbert Management Corporation Reporting Group”). The Harbert Management Corporation Reporting Group beneficially owns 5,000,000 shares of Common Stock.

HCPMF, HCPOM and HMC Investors L.L.C. have shared voting and dispositive power over 3,333,335 shares of Common Stock. HCPMF, HCPOM and HMC Investors L.L.C. each may be deemed to beneficially own 3,333,335 shares of Common Stock. HMC, Mr. Falcone, Mr. Harbert and Mr. Luce have shared voting and dispositive power over 5,000,000 shares of Common Stock. HMC, Mr. Falcone, Mr. Harbert and Mr. Luce each may be deemed to beneficially own 5,000,000 shares of Common Stock. Each of the reporting persons disclaims beneficial ownership of the shares of Common Stock reported except to the extent of their pecuniary interest in such shares.

(5)	Based on information set forth in a Schedule 13G that was filed with the SEC on November 21, 2006 on behalf of Adage Capital Partners, L.P., (“ACP”), Adage Capital Partners GP, L.L.C., (“ACPGP”), as general partner of ACP with respect to the shares of Common Stock directly owned by ACP, Adage Capital Advisors, L.L.C., (“ACA”), as managing member of ACPGP and general partner of ACP, with respect to the shares of Common Stock directly owned by ACP, Phillip Gross as managing member of ACA, managing member of ACPGP and general partner of ACP with respect to the shares of Common Stock directly owned by ACP, and Robert Atchinson, as managing member of ACA, managing member of ACPGP and general partner of ACP with respect to the shares of Common Stock directly owned by ACP (collectively the “Adage Reporting Group”). The Adage Reporting Group beneficially owns 2,985,800 shares of Common Stock.

ACP has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by it, which power may be exercised by its general partner, ACPGP. ACA, as managing member of ACPGP, directs ACPGP’s operations. Neither ACPGP nor ACA own directly any shares of Common Stock. By reason of the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (the “Act”), ACPGP and ACA may be deemed to own beneficially the shares owned by ACP. Messrs. Atchinson and Gross, as managing members of ACA, have shared power to vote the Common Stock beneficially owned by ACP. Neither Mr. Atchinson nor Mr. Gross directly own any shares of Common Stock. By reason of the provisions of Rule 13d-3 of the Act, each may be deemed to beneficially own the shares beneficially owned by ACP. ACPGP, the general partner of ACP, has the power to direct the affairs of ACP, including decisions respecting the disposition of the proceeds from the sale of the shares. Messrs. Atchinson and Gross are the Managing Members of ACA, the managing member of ACPGP, and in that capacity direct ACPGP’s operations.

(6)	Morgan Stanley has sole voting power with respect to 2,768,267 shares and sole dispositive power with respect to 2,921,867 shares. Information is based on a Schedule 13G filed by Morgan Stanley with the SEC on February 14, 2007.
(7)	Includes 669,234 shares of restricted stock and 8,363 shares held in the Company’s 401(k) plan.
(8)	Includes 207,975 shares of restricted stock and 982 shares held in the Company’s 401(k) plan.
(9)	Includes 124,046 shares of restricted stock.
(10)	Includes 147,835 shares of restricted stock and 5,311 shares held in the Company’s 401(k) plan.
(11)	Includes 124,908 shares of restricted stock.
(12)	Includes 9,600 shares of restricted stock.
(13)	5,127 shares are held directly by Mr. Brizius. As discussed in note (2) above, Mr. Brizius may be deemed to share beneficial ownership of 12,765,584 shares that may be beneficially owned by the THL Parties, which include the 5,127 shares held by him directly. Except for shares held by him directly or to the extent of a pecuniary interest therein, Mr. Brizius disclaims beneficial ownership of the shares held by each of the other persons and entities comprising the THL Parties.
(14)	30,764 shares are held directly by Mr. Schoen. As discussed in note (2) above, Mr. Schoen may be deemed to share beneficial ownership of 12,765,584 shares that may be beneficially owned by the THL Parties, which include the 30,764 shares held by him directly. Except for shares held by him directly, Mr. Schoen disclaims beneficial ownership of the shares held by each of the other persons and entities comprising the THL Parties.

(15)	18,544 shares are held by Mr. Shepherd directly, of which 11,620 shares are restricted stock. Also, as discussed in note (2) above, Mr. Shepherd may be deemed to share beneficial ownership of 12,765,584 shares that may be beneficially owned by the THL Parties, which include the 18,544 shares held by him directly and the 5,000 shares of Common Stock subject to options held by Mr. Shepherd that were exercisable within 60 days of March 27, 2007. Except for shares held by him directly (including the shares subject to the options referenced in the prior sentence), Mr. Shepherd disclaims beneficial ownership of the shares held by each of the other persons and entities comprising the THL Parties.
(16)	Includes 12,765,584 shares that may be deemed to be beneficially owned by the THL Parties for which Messrs. Brizius, Schoen and Shepherd disclaim beneficial ownership except to the extent directly owned by them (and, with respect to Mr. Shepherd, the shares subject to the options listed in the table above) or with respect to which they have a pecuniary interest therein, 1,657,076 shares of restricted stock and 14,656 shares held in the Company’s 401(k) plan. This amount includes 50,000 shares of restricted stock held by David R. Lumley who became an executive officer of the Company in January 2006.
(17)	As noted above, beneficial ownership of Mr. Shepherd’s 5,000 shares of Common Stock subject to options that were exercisable within 60 days of March 27, 2007 can be attributed to the THL Parties and Messrs. Brizius, Schoen and Shepherd. However, for purposes of this portion of the table the 5,000 shares of Common Stock subject to options are only counted once.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our equity compensation plans as of September 30, 2006:

Plan category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column(1))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,910,667	$14.65	1,988,858	(2)
Equity compensation plans not approved by security holders	None	Not Applicable	None

Total	1,910,667	$14.65	1,988,858	(2)

(1)	Includes 1,557,163 shares of common stock available for future issuance under the 2004 Rayovac Incentive Plan, 431,695 shares of common stock available for future issuance under the 1997 Rayovac Incentive Plan. In addition to stock options, awards under the 2004 Rayovac Incentive Plan and 1997 Rayovac Incentive Plan may take the form of restricted stock and other stock-based awards specified in the 1997 Rayovac Incentive Plan. If such awards are granted, they will reduce the number of shares available for issuance pursuant to future stock option awards.
(2)	This amount excludes an aggregate of 2,046,114 shares of restricted stock awards outstanding as of September 30, 2006 for which the restrictions have not lapsed.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4 and 5 (and amendments thereto) furnished to us during or in respect of the fiscal year ended September 30, 2006, we are not aware of any director or executive officer who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except for the inadvertent late reporting by Mr. Neil Defeo, former director of the Company, of the forfeiture of his unvested, restricted common stock upon his resignation from service as a member of the Company’s Board of Directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

The following table sets forth the fiscal 2006, fiscal 2005 and fiscal 2004 compensation paid to our Chief Executive Officer and each of the other four most highly compensated executive officers serving as of September 30, 2006 (the “Named Executive Officers”).

Summary Compensation Table

			Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year		Salary($)	Bonus($)(1)		Other Annual Compensation($)		Restricted Stock Awards($)(2)		Securities Underlying Options(#)	All Other Compensation ($)
David A. Jones,	2006		$918,500	$2,200,000	(3)	$352,000	(4)	$4,650,000	(7)	—	$34,800	(10)
Chairman of the Board	2005		918,500	938,000		272,000	(5)	5,830,000	(8)	—	20,700	(10)
and Chief Executive Officer	2004		700,000	784,000		1,444,000	(6)	1,263,000	(9)	—	12,300	(10)

John A. Heil	2006		371,000	176,000		82,000	(11)	336,000	(17)	—	16,100	(10)
Global Pet Supplies	2005	(13)	226,000	—		116,500	(12)	1,966,500	(18)	—	11,600	(10)
and Co-Chief Operating Officer	2004		—	—		—		—		—	—

Kent J. Hussey,	2006		525,000	0		241,000	(14)	735,000	(17)	—	30,400	(10)
Vice Chairman	2005		512,500	462,000		195,000	(15)	3,712,500	(18)	—	19,200	(10)
	2004		460,000	365,000		294,000	(16)	592,000	(9)	—	12,300	(10)

Remy E. Burel,	2006		476,000	0		6,500	(19)	360,000	(17)	—	0	(10)
President—Europe/Rest	2005		477,000	358,000		29,000	(20)	2,345,500	(18)	—	0	(10)
of World	2004		418,000	296,000		8,000	(21)	335,000	(9)	—	0	(10)

Kenneth V. Biller	2006		$450,000	0		221,000	(22)	541,000	(17)	—	25,800	(10)
Executive Vice President	2005		412,500	281,000		136,500	(23)	2,643,000	(18)	—	17,500	(10)
of Operations	2004		344,000	243,000		148,000	(24)	335,000	(9)	—	12,300	(10)

(1)	Bonus payouts based on preceding fiscal year results. See footnote 3 concerning certain bonus payments made to Mr. Jones pursuant to an employment agreement.
(2)	We may, at the discretion of the Board of Directors, pay or defer dividends on our restricted stock awards, if declared with respect to our stock, until the expiration of restrictions.

(3)	Mr. Jones was paid a $2,200,000 retention bonus on October 1, 2005 pursuant to the terms of his employment agreement in effect as of immediately prior to the amendment to his employment agreement dated October 1, 2005.
(4)	Includes approximately $21,000 for use of a company-owned automobile, $76,000 related to personal use of Company aircraft, $10,000 pursuant to a Medical Executive Reimbursement Plan, $39,000 for financial planning services and $206,000 related to a supplemental executive retirement program.
(5)	Includes approximately $37,000 for use of a company-owned automobile, $44,500 related to personal use of Company aircraft and $191,000 related to a supplemental executive retirement program.
(6)	Includes approximately $993,000 related to the waiver of a right to purchase a residence from the Company.
(7)	Represents the value of the restricted stock on the date of grant (October 3, 2005). An aggregate of 199,444 shares was granted on such date pursuant to the terms of Mr. Jones’s employment agreement then in effect, and the aggregate value of such shares at September 30, 2006 was $1,683,307. The restrictions on 16,084 of such shares lapsed on October 1, 2006. The restrictions on 82,351 of such shares lapse on September 30, 2008 and 20,588 of such shares lapse on September 30, 2009. The restrictions on 16,084 of such shares are scheduled to lapse on each of October 1, 2007 and October 1, 2008.

The restrictions on 48,253 of the shares granted on October 3, 2005 are subject to the achievement by the Company of certain performance goals in each of 2006, 2007 and 2008. The restrictions on 16,084 of such shares were scheduled to lapse on October 1, 2006, however the applicable performance goals for 2006 were not attained and the restrictions did not lapse. The restrictions on the 16,084 restricted shares that were scheduled to lapse on October 1, 2006 were converted to time-based restrictions and will lapse on October 1, 2007. The restrictions on the other 32,168 restricted shares, assuming the performance goals are met, are scheduled to lapse, as to 16,084 shares, on each of October 1, 2007 and October 1, 2008. If the specified performance goals are not met in a subsequent fiscal year, the restrictions with respect to such performance based-restricted stock shall lapse the following year.

(8)	Represents the value of the restricted stock on the date of grant (October 1, 2004). An aggregate of 223,539 shares was granted on such date pursuant to the terms of Mr. Jones’s employment agreement then in effect, and the aggregate value of such shares at September 30, 2006 was $1,886,669. The restrictions on 8,598 of such shares lapsed on each of December 1, 2005 and December 1, 2006. The restrictions on 8,597 of such shares are scheduled to lapse on December 1, 2007. The restrictions on 137,562 of such shares are scheduled to lapse on September 30, 2008 and the restrictions on 34,391 of such shares are scheduled to lapse on September 30, 2009.

The lapse of the restrictions on 25,793 of such shares were made subject to the achievement by the Company of certain performance goals in 2005, 2006, and 2007. The applicable performance goals were not met for 2005 and the restrictions on 8,597 shares that were scheduled to lapse on December 1, 2005 did not lapse. The restrictions on those shares were converted to time-based restrictions and lapsed on December 1, 2006. The applicable performance goals were not met for 2006 and the restrictions on 8,597 shares that were scheduled to lapse on December 1, 2006 did not lapse. The restrictions on those shares were converted to time-based restrictions and will lapse on December 1, 2007. The restrictions on the final 8,597 of such shares are scheduled to lapse on December 1, 2007, assuming that the performance goals for 2007 are met. If the specified performance goals are not met in 2007, the restrictions with respect to such performance based-restricted stock shall lapse in 2008.

(9)

Represents the value of the restricted stock on the date of grant (October 10, 2003). The aggregate number of shares of restricted stock awarded on October 1, 2003 and the aggregate value at September 30, 2006 is as follows: Mr. Jones—83,904 shares, $708,150; Mr. Hussey—39,384 shares, $332,401; Mr. Biller—22,260 shares, $187,874; and Mr. Burel—22,260 shares, $187,874. With respect to the restricted stock grants of Messrs. Jones, Hussey, Biller, and Burel, fifty percent of each restricted stock grant is subject to time-based restrictions and the other fifty percent is subject to performance-based restrictions. Restrictions on one-third of the time-based restricted stock lapsed on each of October 1, 2004, October 1, 2005 and October 1, 2006. The restrictions on the performance-based shares were made subject to the achievement of certain company performance goals in 2004,

2005 and 2006. The restrictions on one-third of the performance-based restricted stock grants lapsed on November 10, 2004. The applicable performance goals were not met for 2005 and the restrictions on the one-third of the shares that were scheduled to lapse on October 1, 2005 did not lapse. The restrictions on those shares were converted to time-based restrictions and lapsed on October 1, 2006. The applicable performance goals were not met for 2006 and the restrictions on the one-third of the shares that were scheduled to lapse on October 1, 2006 did not lapse. The restrictions on those shares were converted to time-based restrictions and will lapse on October 1, 2007.

(10)	Includes approximately: (a) for Mr. Jones, $21,600 and $8,100 for payments of annual term life insurance premiums in fiscal 2006 and 2005, respectively and $13,200, $12,600 and $12,300 in Company matching contributions to Mr. Jones’ account under the Company’s 401(k) Retirement Savings Plan, in fiscal 2006, 2005 and 2004, respectively; (b) for Mr. Heil, $6,700 and $2,500 for payments of annual term life insurance premiums in fiscal 2006 and fiscal 2005, respectively and $9,400 and $9,100 in Company matching contributions to Mr. Heil’s account under the United Pet Group Profit Sharing Plan, in fiscal 2006 and 2005, respectively; (c) for Mr. Hussey, $17,200 and $6,600 for payments of annual term life insurance premiums in fiscal 2006 and 2005, respectively and $13,200, $12,600 and $12,300 in Company matching contributions to Mr. Hussey’s account under the Company’s 401(k) Retirement Savings Plan, in fiscal 2006, 2005 and 2004, respectively; and (d) for Mr. Biller, $12,600 and $4,900 for payments of annual term life insurance premiums in fiscal 2006 and 2005, respectively and $13,200, $12,600 and $12,300 in Company matching contributions to Mr. Biller’s account under the Company’s 401(k) Retirement Savings Plan, in fiscal 2006, 2005 and 2004, respectively.

Mr. Burel participates in a defined benefit pension plan. Information pertaining to Mr. Burel’s benefits under the pension plan are found below under “Pension Plan.”

In 2005, the company implemented a Split-Dollar Executive Life Insurance Program for all U.S.-based executive officers. The Company provides, at no cost to the executive, a term life insurance benefit equal to three times an executive’s base salary. Following termination, the executive can continue the policy at their own cost.

In prior years, we have reported the amount realized on the exercise of stock options during a fiscal year by our Named Executive Officers in this Summary Compensation Table in the column labeled “All Other Compensation.” This information is presented in the table entitled “Aggregate Option Exercises in Fiscal 2006 and Fiscal Year-End Option Values” included elsewhere in this proxy statement. To eliminate any confusion on the part of the reader we have removed information relating to amounts realized on the exercise of options by our Named Executive Officers from this table.

(11)	Includes approximately $18,000 for use of a company-owned automobile and approximately $64,000 related to a supplemental executive retirement program described below.
(12)	Includes approximately $14,000 for use of a company-owned automobile and approximately $102,500 related to a supplemental executive retirement program described below.
(13)	Mr. Heil began his employment with the Company on February 7, 2005 as a result of the United acquisition. Salary for Mr. Heil for fiscal 2005 is prorated based on his 2005 annual salary of $350,000.
(14)	Includes approximately $23,000 for use of a company-owned automobile, $27,000 related to personal use of Company aircraft, $10,000 pursuant to a Medical Executive Reimbursement Plan, $20,000 for financial planning services, $36,000 for housing costs incurred due to relocation to the Atlanta area and $124,000 related to a supplemental executive retirement program described below.
(15)	Includes approximately $24,000 for use of a company-owned automobile, $20,000 related to the use of Company aircraft, $36,000 for housing costs incurred due to relocation to the Atlanta area and $115,000 related to a supplemental executive retirement program described below.
(16)	Includes approximately $78,000 related to relocation and approximately $167,000 related to a supplemental executive retirement program described below.
(17)

Represents the value of the restricted stock on the date of grant (February 1, 2006). The aggregate number of shares of restricted stock awarded on February 1, 2006 and the aggregate value at September 30, 2006 was as follows: Mr. Heil—18,000 shares, $151,920; Mr. Hussey—39,400 shares, $332,536; Mr. Biller—29,000 shares, $244,760; and Mr. Burel—19,300 shares, $162,892. With respect to the restricted stock grants of Messrs. Heil, Hussey, Biller and Burel, fifty percent of each restricted stock grant is subject to time-based restrictions and the other fifty percent is subject to performance-based restrictions. Restrictions on one-fourth of the time-based restricted stock lapsed on December 1, 2006 and one-fourth of the restrictions are scheduled to lapse on each of December 1, 2007, December 1, 2008 and December 1, 2009. The restrictions on the performance based-restricted stock will lapse assuming certain performance goals are met or exceeded by the Company in the corresponding fiscal year. The restrictions on one-fourth of the performance based-restricted stock were scheduled to lapse on December 1, 2006, however the corresponding performance goals for 2006 were not met by the Company. The restrictions on those shares were converted to time-based restrictions and will lapse on December 1, 2007. The restrictions on one-fourth of the performance based-restricted stock, assuming corresponding performance goals are met, are scheduled to lapse on each of December 1, 2007, December 1, 2008 and December 1, 2009.

(18)	Represents the value of the restricted stock on (a) October 1, 2004, the date of grant of the shares granted pursuant to the respective employment agreements in effect at such time, and on (b) April 1, 2005, the date of grant of the shares granted based on participation in our equity-based compensation plans and on grants under superior achievement award agreements (the “Superior Achievement Award Agreements”).

The aggregate number of shares of restricted stock awarded on October 1, 2004 pursuant to their respective employment agreements in effect at such time and the aggregate value of such shares at September 30, 2006 was as follows: Mr. Hussey—23,882, $201,564; and each of Messrs. Biller and Burel—14,328, $120,928. Fifty percent of each restricted stock grant made pursuant to the respective employment agreements is subject to time-based restrictions and the other fifty percent is subject to performance-based restrictions. The restrictions on 3,980 of Mr. Hussey’s shares and 2,388 of each of Messrs. Biller’s and Burel’s shares lapsed on each of December 1, 2005 and December 1, 2006 and 3,980 of Mr. Hussey’s shares and 2,388 of each of Messrs. Biller’s and Burel’s shares are scheduled to lapse on December 1, 2007.

The lapse of restrictions on 11,941 of Mr. Hussey’s shares and on 7,164 of each of Messrs. Biller’s and Burel’s shares is subject to the achievement of certain performance goals. The restrictions on 3,980 of Mr. Hussey’s shares and 4,776 of each of Messrs. Biller’s and Burel’s shares were scheduled to lapse on December 1, 2005, however the corresponding performance goals for 2005 were not met by the Company. The restrictions on those shares were converted to time-based restrictions and lapsed on December 1, 2006. The restrictions on 3,980 of Mr. Hussey’s shares and 4,776 of each of Messrs. Biller’s and Burel’s shares were scheduled to lapse on December 1, 2006, however the corresponding performance goals for 2006 were not met by the Company. The restrictions on those shares were converted to time-based restrictions and will lapse on December 1, 2007. The restrictions on the remaining 3,980 of Mr. Hussey’s shares and 4,776 of each of Messrs. Biller’s and Burel’s shares, assuming the corresponding performance goals are met, are scheduled to lapse on December 1, 2007.

The aggregate number of shares of restricted stock awarded on April 1, 2005 based on participation in our equity-based compensation plans and the aggregate value at September 30, 2006 was as follows: Mr. Heil—25,000 shares, $211,000; Mr. Hussey—40,000 shares, $337,600; Mr. Biller—25,000 shares, $211,000; and Mr. Burel—25,000 shares, $211,000. With respect to the shares received by Messrs. Hussey and Biller, the restrictions on 50% of the shares lapsed on October 1, 2006 and 50% are scheduled to lapse on October 1, 2007. With respect to the shares received by Messrs. Heil and Burel, the restrictions on all shares are scheduled to lapse on October 1, 2008.

The aggregate number of shares of restricted stock awarded on April 1, 2005 based on grants under Superior Achievement Award Agreements and the aggregate value at September 30, 2006 was as follows: Mr. Heil— 21,722 shares, $183,334; Mr. Hussey—35,638 shares, $300,785; Mr. Biller—30,547 shares, $257,817; and Mr. Burel—23,274 shares, $196,433. The restrictions on all shares granted under Superior Achievement Award Agreements lapse on February 7, 2008 if we achieve certain performance goals.

(19)	Includes approximately $6,000 for use of a company-owned automobile.

(20)	Includes approximately $21,000 relating to personal travel and $8,000 for use of a company-owned automobile.
(21)	Includes approximately $7,000 for use of a company-owned automobile.
(22)	Includes approximately $30,500 for use of a company-owned automobile, $9,000 in compensation relating to accrued, unused vacation time, $74,000 related to personal use of Company aircraft, $7,000 for financial planning services and $101,500 related to a supplemental executive retirement program described below.
(23)	Includes approximately $7,000 in compensation relating to accrued, unused vacation time, $19,000 for use of a company-owned automobile, $16,500 related to personal use of Company aircraft and $94,000 related to a supplemental executive retirement program described below.
(24)	Includes approximately $124,000 related to a supplemental executive retirement program described below and $24,000 for use of a company-owned automobile.

Option Grants and Exercises

There were no grants of options or stock appreciation rights during fiscal 2006 to the Named Executive Officers.

The following table sets forth information concerning options to purchase Common Stock held by the Named Executive Officers.

Aggregated Option Exercises In Fiscal 2006 And Fiscal Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized $	Number of Securities Underlying Unexercised Options at Fiscal Year End(#) (Exercisable/ Unexercisable)	Value of Unexercised In-the-money Options at Fiscal Year End($)(1) (Exercisable/ Unexercisable)
David A. Jones	0	$0	519,445/29,750	$604,240/$0
John A. Heil	0	$0	0/0	$0/$0
Kent J. Hussey	0	$0	220,006/12,750	$0/$0
Kenneth V. Biller	0	$0	88,213/8,500	$0/$0
Remy E. Burel	0	$0	8,500/8,500	$0/$0

(1)	These values are calculated using the $8.44 per share closing price of the Common Stock as quoted on the NYSE on September 29, 2006, the last trading day of the Company’s fiscal year.

Supplemental Executive Retirement Plan

We provide a supplemental executive retirement plan for eligible employees. The Board of Directors determines which employees are eligible to participate in the plan. Currently, only certain executive officers participate in the plan. Pursuant to the plan, we establish an account for each plan participant. Each October 1, we credit the account of each participant by an amount equal to 15% of the participant’s base salary. In addition, each calendar quarter we credit each account by an amount equal to 2% of the participant’s account value as of the first day of the plan year containing such calendar quarter. Each participant vests 20% per year in his account after becoming a participant in the plan, with immediate full vesting occurring upon death, disability or a change in control of the Company.

Pension Plan

Mr. Burel participates in a defined benefit pension plan through Rayovac Europe GmbH. Pursuant to the plan, Mr Burel is eligible to receive a fixed annual retirement payment. The payment has both a fixed component and a variable component that is calculated based on the number of years of service Mr. Burel provides to the Company. Mr. Burel’s maximum benefit at retirement is approximately $40,300 per year (the “Maximum Amount”).

Pursuant to Mr. Burel’s agreement, he is entitled to a base benefit of 30% of the Maximum Amount. Mr. Burel’s benefit increases based on the number of years of service that he provides. The percentage of the Maximum Amount that Mr. Burel is entitled to received at retirement, above the base amount of 30%, is increased by (i) 5% for each completed year of service beginning with his sixth and continuing until his tenth year of service, (ii) 2.5% for each completed year of service beginning with his eleventh and continuing until his twentieth year of service and (iii) 2% for each completed year of service beginning with his twenty-first and continuing until his thirtieth year of service (or until his retirement benefit is equal to 100% of the Maximum Amount). The normal retirement age for Mr. Burel’s under the plan is 65.

Based on this formula, Mr. Burel is presently entitled to receive a benefit equal to 82% of the Maximum Amount or approximately, $33,100 upon his retirement. At the normal retirement age, Mr. Burel would be entitled to a retirement benefit equal to 100% of the Maximum Amount or, $40,300.

Employment Agreements

We entered into amended and restated employment agreements with each of Kent J. Hussey and Kenneth V. Biller effective as of April 1, 2005 and with David A. Jones effective as of October 1, 2005. We entered into an amended and restated employment agreement with John A. Heil effective as of January 16, 2007. One of our German subsidiaries entered into an amended and restated employment agreement with Remy E. Burel effective as of April 1, 2005, which agreement was further amended on June 30, 2005.

The agreements with Messrs. Hussey and Biller expire on September 30, 2008, the agreement with Mr. Jones expires on September 30, 2009 and the agreement with Mr. Heil expires on September 30, 2010. Mr. Burel’s agreement has no specified term, but either party may terminate the agreement at any time upon providing six months’ notice. Each of these agreements provides that the executive officer has the right to resign and terminate his respective agreement at any time upon at least 60 days’ notice (six months’ notice in the case of Mr. Burel). Upon such resignation, the Company must pay any unpaid base salary through the date of termination to the resigning executive officer. Mr. Jones has the option to relinquish the Chief Executive Officer position on October 1, 2008 and remain as an employee through September 30, 2009, subject to a reduction in his salary and bonus.

The agreements with Messrs. Heil, Hussey and Biller provide generally that upon our termination of the executive officer’s employment without cause or for death or disability, we will pay to the terminated executive officer, or such executive officer’s estate, two times the executive officer’s base salary and annual bonus, to be paid out over the following 24 months. Mr. Burel is entitled to three times his base salary and annual bonus, to be paid out over the 36 months following such termination. The agreements with Messrs. Heil, Hussey and Biller also provide that if the executive officer resigns upon the occurrence of specified circumstances that would constitute a “constructive termination” or in the case of Mr. Heil “good reason” (as defined therein), the executive officer’s resignation shall be treated as a termination by us without cause and entitle the executive to the payments specified above.

The agreement with Mr. Jones provides that upon our termination of employment due to death or disability, we will pay Mr. Jones or his estate, as applicable, (a) his base salary over the following 24 months, (b) double the pro rata portion of the annual bonus payable to Mr. Jones (unless the Board determines to pay a greater amount in its sole discretion) and (c) additional salary of $18,500 annually for the remainder of the term. Upon our termination of Mr. Jones’ employment without cause, we will pay him (a) his base salary for the remainder of the term (or 24 months following such termination, if greater), (b) his annual bonus (provided we achieve our performance goals) for the remainder of the term (or 24 months following such termination, if greater), and (c) additional salary of $18,500 annually for the remainder of the term (or 24 months following such termination, if longer).

Mr. Jones’ employment agreement provides that if his employment is terminated by the Company without cause he will receive the following: (i) his base salary; (ii) his annual bonus, in an amount equal to the bonus paid in the full fiscal year immediately prior to his termination, shall continue to be paid until the first to occur of the remaining period of the term, twenty-four (24) months following his termination, or his breach of certain provisions of the agreement; (iii) his additional salary of $18,500; and (iv) certain other additional benefits and post-retirement benefits until the first to occur of the remaining period of the term, twenty-four (24) months following his termination, or his breach of certain provisions of the agreement.

The agreements with Messrs. Jones, Hussey and Biller provide each executive with the option to elect to terminate his employment within a certain number of days following a “change in control” of the Company (as defined in each of their respective agreements). If either Messrs. Jones, Hussey or Biller elect to terminate their employment within the specified period following a “change in control,” their termination will be deemed to be a termination by the Company without cause and they will receive their respective payments as described above.

Under each agreement, we have the right to terminate the executive officer’s employment for “cause” (as defined therein), in which event we shall be obligated to pay to the terminated executive officer any unpaid base salary accrued through the date of termination. Under each agreement, each executive has the right to terminate his employment upon providing us with sixty (60) days (or six (6) months in the case of Mr. Burel) written notice. A voluntary termination by the executive is treated by each employment agreement as a termination by the Company for “cause” (except for Messrs. Jones, Hussey and Biller following a change in control, Messrs. Jones and Hussey in the case of a constructive termination or Mr. Burel following a voluntary termination for good reason, each as described above) and entitles the executive to the payments stated earlier in this paragraph. Each agreement also provides that, during the term of the agreement or the period of time served as an employee or director, and for one year thereafter, the executive officer shall not provide services of the same or similar kind that he provides to us, have a significant financial interest in any of our competitors, or solicit any of our customers or employees.

Under their respective agreements, beginning April 1, 2005, Mr. Hussey became entitled to a base salary of $525,000 per year, Mr. Biller became entitled to a base salary of $450,000 per year and Mr. Burel became entitled to a base salary of Euro 375,000 per year, beginning October 1, 2005, Mr. Jones became entitled to a base salary of $900,000 per year plus additional annual salary of $18,500 for miscellaneous expenses and, beginning January 10, 2007, Mr. Heil became entitled to a base salary of $450,000 per year. Our Board of Directors will review these base salaries from time to time and may increase them in its discretion. Each executive officer also is entitled to an annual bonus based upon our achieving certain annual performance goals established by the Board of Directors.

Pursuant to their agreements, Messrs. Jones, Heil, Hussey, Biller and Burel are entitled to participate in the Company’s equity-based compensation plans. Messrs. Heil, Hussey, Biller and Burel received restricted stock grants under our 2004 Incentive Plan (the “2004 Plan”) which are described in the Summary Compensation table except for a grant of 50,000 shares of restricted Common Stock given to Mr. Heil in connection with Mr. Heil’s amended and restated employment agreement on February 1, 2007. The restrictions lapse on all grants in the event of a change in control, as defined in the Plan. Upon the termination of a recipient’s employment with us for any reason, such recipient shall forfeit to us all shares granted prior to fiscal 2007 for which restrictions have not lapsed as of the date of such termination. (For additional information about restricted stock awards made to the Named Executive Offices and related vesting periods, please see the Summary Compensation Table and corresponding footnotes above).

Mr. Jones was awarded on October 1, 2006, and will be awarded on October 1, 2007 and October 1, 2008, shares of Common Stock with a Fair Market Value, as defined in the 2004 Plan, equal to the greater of $2,225,000 or 225% of his base salary then in effect subject to vesting conditions to be based on Company performance objectives established by the Board of Directors. Messrs. Heil, Hussey, Biller and Burel were awarded in fiscal 2006, and will be awarded in fiscal 2007 (or, in the case of Mr. Burel, each succeeding fiscal year for as long as his agreement remains in effect), shares of Common Stock with a Fair Market Value equal to 150%, 125%, 125% and 100%, respectively, of their base salaries then in effect, subject to vesting conditions to be based on Company performance objectives established by the Board of Directors. Also, commencing with fiscal year 2008 and subject to approval by the Board of Directors, Mr. Heil is eligible to receive for fiscal year 2008 and each fiscal year thereafter, a Company stock based award or other consideration, valued at 150% of his base salary, with such award containing vesting conditions to be based on Company performance goals established by the Board of Directors.

All of the shares granted in fiscal 2007 as described in the previous paragraph are subject to the following vesting conditions: (i) if the Company achieves 100% of certain performance goals established by the Board of Directors during the fiscal year in which the grant is made, then the shares granted for that fiscal year will vest in equal installments over the subsequent four years; (ii) if the Company achieves less than 80% of certain performance goals established by the Board of Directors during the fiscal year in which the grant is made, then the shares granted for that fiscal year will be forfeited; (iii) if the Company achieves at least 80% but less than 90% of certain performance goals established by the Board of Directors during the fiscal year in which the grant is made, then the shares granted for that fiscal year will be forfeited unless during the following fiscal year the Company meets 102.5% of certain performance goals, at which point the shares will vest in equal installments over the subsequent four years; and (iv) if the Company achieves at least 90% but less than 100% of certain performance goals established by the Board of Directors during the fiscal year in which the grant is made, then the recipient will receive a portion (beginning with receipt of 50% of the shares granted upon achieving 90% of the designated performance goals and increasing the percentage of the total number of shares in the grant received by 5% for each 1% of the performance goals achieved above 90%, up to 100%) of the shares granted for that fiscal year, which will vest in equal installments over the subsequent four years, and the remaining shares will be forfeited unless during the following fiscal year the Company meets 102.5% of certain performance goals, at which point the remaining shares would vest in equal installments over the subsequent four years.

Restrictions further lapse on all such fiscal 2007 grants in the event of a change in control, as defined in the 2004 Plan. Upon the termination of such recipient for any reason other than death or disability, without cause or in the case of Mr. Heil, for good cause by Mr. Heil, such recipient shall forfeit to us all shares for which restrictions have not lapsed as of the date of his termination.

Mr. Jones was paid a $2,200,000 retention bonus on October 1, 2005 pursuant to the terms of his employment agreement as in effect immediately prior to the October 1, 2005 amendments to his employment agreement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is comprised of William P. Carmichael, John S. Lupo and Thomas R. Shepherd. Mr. Carmichael was elected to the Compensation Committee in November 2005. No member of our Compensation Committee is currently or has been, at any time since our formation, one of our officers or employees. None of our executive officers serves a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors is currently comprised of William P. Carmichael, John S. Lupo and Thomas R. Shepherd. The Compensation Committee determines the compensation of all of the executive officers of Spectrum. The purpose of this report is to inform shareholders of our compensation policies for our executive officers and the rationale for the compensation paid to executive officers in fiscal 2006.

Compensation Procedures and Policies

Our executive compensation philosophy and specific compensation plans tie a significant portion of our executives’ compensation to our success in meeting specified profit, growth and performance goals and to appreciation in our stock price. Our compensation objectives include attracting and retaining the best possible executive talent, motivating executive officers to achieve our performance objectives, rewarding individual performance and contributions, and linking executive and shareholder interest through equity based plans.

Our executive compensation consists of three key components: base salary, annual incentive compensation and stock based awards, each of which is intended to complement the others and, taken together, to satisfy our compensation objectives. The Compensation Committee’s policies with respect to each of the three components, including the basis for the compensation awarded to our Chief Executive Officer, are discussed below.

Base Salary

Each of our executive officers, including the Named Executive Officers, is party to an employment agreement approved by the Compensation Committee that sets the base salary for each executive officer as well as other terms and conditions of employment. The base salary of each executive officer may be adjusted during the term of the agreement, as approved by the Board of Directors. The Compensation Committee periodically reviews the base salary of the Chief Executive Officer and also considers the recommendation of the Chief Executive Officer with regard to the base salary of all our other executive officers. The Compensation Committee reviews available national survey data regarding salaries of persons holding comparable positions at comparably sized consumer goods companies to establish base salary ranges and then approves, with any modifications it deems appropriate, the base salaries recommended by the Chief Executive Officer for each of the other executive officers.

The amount of base salary paid to each Named Executive Officer in fiscal 2006 is set forth in the summary compensation table on page 20.

Annual Incentive Compensation

In fiscal 2006, our executive officers were eligible to participate in an incentive bonus plan which would have provided for payments to Mr. Jones based on 125% of his annual salary, to Messrs. Hussey and Biller based on 75% of each of their annual salaries, to Messrs. Heil and Burel based on 60% of their annual salaries and to our other executive officers based on 50% to 60% of their annual salaries as cash bonuses in the event that we reached 100% of our target financial goals. Bonuses could have exceeded that amount (but in no event would bonuses have exceeded 150% of targeted amounts) if we exceeded our target financial goals. If we reached at least 80%, but less than 100%, of our target financial goals, the executive officers would have been eligible to receive between 50% and 100% of the incentive bonus payment they would otherwise have been eligible to receive had we reached 100% of our target financial goals. As the Company did not reach the financial goals necessary to trigger such bonus payments relative to fiscal 2006 performance, no such annual bonuses were paid to any of our executive officers with the exception of Mr. Heil, who was paid an annual bonus for fiscal 2006 based solely upon the performance of our Global Pet division.

In fiscal 2007, our executive officers will also be eligible to participate in an annual bonus program based on the achievement of certain earnings and cash flow goals for fiscal 2007. Mr. Jones will be eligible to receive a bonus of 125% of his annual salary, Mr. Heil will be eligible to receive a bonus of 100% of his annual salary, Messrs. Hussey and Biller will each be eligible to receive a bonus of 75% of their respective annual salary, and Mr. Burel will be eligible to receive a bonus of 60% of his annual salary in the event we reach 100% of our fiscal 2007 financial target goals.

As noted in the summary compensation table, Mr. Jones was paid a $2,200,000 retention bonus on October 1, 2005 pursuant to the terms of his employment agreement in effect as of immediately prior to the amendment to his employment agreement dated October 1, 2005 and Mr. Heil was paid a bonus of $176,000 in fiscal 2006 based on fiscal 2005 performance as called for in his employment agreement with United that was in effect at the time Spectrum acquired United.

Stock Based Awards

During fiscal 2006, our executive officers were also eligible to participate in the 1997 Rayovac Incentive Plan (the “1997 Plan”), and the 2004 Rayovac Incentive Plan (the “2004 Plan”).

Under the 1997 Plan, we may grant to employees and non-employee directors stock options, stock appreciation rights, restricted stock, and other stock based awards, as well as cash-based annual and long-term incentive awards. Accelerated vesting will occur in the event of a change in control, as defined in the 1997 Plan. Up to 5,000,000 shares of Common Stock may be issued under the 1997 Plan. As of February 15, 2007, 509,436 shares of Common Stock underlying stock option grants and unvested restricted stock awards were outstanding under the 1997 Plan. The 1997 Plan expires in August 2007.

In April 2004, the Compensation Committee determined that the 1997 Plan did not have a sufficient number of shares reserved and available for future grants of stock or stock based awards to meet the Company’s anticipated needs over the next several years. As a result, the Compensation Committee recommended, and the Board of Directors and shareholders of the Company approved, the adoption of the 2004 Plan in July 2004. The 2004 Plan is substantially similar to the 1997 Plan. The 2004 Plan reserves and makes available for distribution up to 3,500,000 shares of Common Stock for stock and stock based awards similar in kind to those available under the 1997 Plan. As of February 15, 2007, 515,927 shares of Common Stock underlying unvested restricted stock awards were outstanding under the 2004 Plan. The 2004 Plan expires in August 2014.

The restricted stock awards granted to the Named Executive Officers in fiscal 2006 are set forth in the summary compensation table on page 20.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits the tax deductibility by a company of compensation in excess of $1,000,000 paid to its chief executive officer and the four next highest compensated executive officers. This limit does not apply, however, to performance based compensation, as defined in Section 162(m).

The Compensation Committee has not adopted a policy that all compensation must be tax deductible under Section 162(m). In order to maintain ongoing flexibility of the company’s compensation programs, the Committee reserves the authority to authorize payments or grant awards that may not be deductible if it believes that it is in the best interests of Spectrum and our shareholders. Certain awards of restricted stock granted under our 1997 Incentive Plan and 2004 Incentive Plan do not constitute performance based compensation for purposes of Section 162(m).

The foregoing report is furnished by the Compensation Committee of the Board of Directors.

COMPENSATION COMMITTEE

Thomas R. Shepherd, Chairman

William Carmichael

John S. Lupo

COMPARISON OF TOTAL SHAREHOLDER RETURN

The following graph demonstrates the total shareholder return on an initial investment of $100 on September 30, 2001 through September 30, 2006 for (i) our Common Stock, (ii) the Standard & Poor’s Small Cap 600 Index, (iii) the Russell 2000 Index and (iv) the Russell 2000 Consumer Staples Index. All values assume reinvestment of the full amount of all dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of John D. Bowlin, William P. Carmichael and Barbara S. Thomas. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board of Directors, which can be viewed at our website at www.spectrumbrands.com under “Investor Relations—Corporate Governance.”

The Board of Directors has adopted a written Audit Committee Charter which incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America, evaluating management’s assessment of the effectiveness of the Company’s internal control over financial reporting and KPMG’s evaluation of the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the committee has reviewed and discussed with management and KPMG the audited financial statements for the fiscal year ended September 30, 2006, management’s assessment of the effectiveness of the company’s internal control over financial reporting and KPMG’s evaluation of the company’s internal control over financial reporting. The committee has discussed with KPMG the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). KPMG has provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee has discussed with KPMG that firm’s independence. The committee has concluded that KPMG’s provision of audit and non-audit services to Spectrum and its affiliates is compatible with KPMG’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended September 30, 2006 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board of Directors that KPMG LLP be appointed as our independent registered public accounting firm for fiscal 2007.

The foregoing report is furnished by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

William P. Carmichael, Chairman

John D. Bowlin

Barbara S. Thomas

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 7, 2005, the Company acquired all of the equity interests of United pursuant to the Agreement and Plan of Merger (as amended, the “Merger Agreement”) by and among the Company, Lindbergh Corporation and United dated as of January 3, 2005 filed as an exhibit to the Current Report on Form 8-K filed by the Company on January 4, 2005. Pursuant to the terms of the Merger Agreement, Lindbergh Corporation merged with and into United, with United continuing as the surviving corporation (the “Merger”). The purchase price for the acquisition, excluding fees and expenses, consisted of $70 million in cash, 13.75 million shares of the Company’s Common Stock and the assumption of outstanding United indebtedness, which was $911.5 million as of January 21, 2005. The purchase price was determined through negotiations between representatives of the Company, who were operating under supervision and direction of an acquisition committee of the Board of Directors of the Company, and representatives of United. The acquisition committee consisted of Messrs. Lupo, Bowlin and Carmichael and Ms. Thomas and former director Neil P. Defeo.

Certain affiliates of Thomas H. Lee Partners, L.P. were the majority shareholders of United as of immediately prior to the consummation of the Company’s acquisition of United, and as a result of the Company’s acquisition of United, are significant shareholders of the Company. In addition, two of the Company’s directors, Messrs. Schoen and Brizius, are members of Thomas H. Lee Advisors, LLC, which is the general partner of Thomas H. Lee Partners, L.P., which is the manager of THL Equity Advisors IV, LLC, which, in turn, is the general partner of each of the Thomas H. Lee related funds that were shareholders of United immediately prior to the Merger and now are significant shareholders of the Company.

Mr. Jones, Chairman of the Board and Chief Executive Officer of the Company, and trusts for his family members, collectively owned 202,935 shares of United common stock as of immediately prior to the Merger, which shares were converted into an aggregate of 36,239 shares of Company Common Stock pursuant to the Merger. Mr. Jones was a member of the Board of Directors of United from January 20, 1999 to December 31, 2003 and provided consulting services to United under an agreement that was terminated on September 28, 2004. Mr. Shepherd, a member of the Company’s Board of Directors, is an investor in Thomas H. Lee Equity Fund IV, L.P., a large shareholder of United immediately prior to the Merger, and, as a result of the Merger, currently is a large shareholder of the Company.

In connection with the acquisition of United, the Company entered into certain agreements with UIC Holdings, L.L.C. (“Holdings”), the majority stockholder of United as of the date we entered into the definitive agreement to acquire United, Thomas Lee Partners, L.P. and certain of its affiliates and certain former stockholders of United. The agreements are described further below.

Pursuant to the Registration Rights Agreement, the Company also granted to the former stockholders of United certain rights to require the Company, on not more than three occasions, to amend the Shelf Registration Statement or prepare and file a new registration statement to permit an underwritten offering of shares of the Company’s stock received by them in the acquisition of United as well as certain rights to include those shares in any registration statement proposed to be filed by the Company.

On February 7, 2005, the Company entered into a standstill agreement (the “Standstill Agreement”) with Thomas H. Lee Equity Fund IV, L.P., THL Equity Advisors IV, LLC, Thomas H. Lee Partners, L.P. and Thomas H. Lee Advisors, L.L.C. (the “Restricted Parties”). Pursuant to the Standstill Agreement, the Restricted Parties are prohibited until February 7, 2010 from acquiring ownership in excess of 28% of the Company’s outstanding voting capital stock, on a fully-diluted basis, soliciting proxies or consents with respect to the Company’s voting capital stock, soliciting or encouraging third parties to acquire or seek to acquire the Company, a significant portion of the Company’s assets or more than 5% of the Company’s outstanding voting capital stock or joining or participating in a pooling agreement, syndicate, voting trust or other similar arrangement with respect to the Company’s voting capital stock for the purpose of acquiring, holding, voting or disposing of such voting capital stock.

On February 7, 2005, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain former stockholders of United, including certain affiliates of Thomas H. Lee Partners, L.P. and an affiliate of Banc of America Securities LLC, pursuant to which the Company agreed to prepare and file with the SEC, not later than nine months following the consummation of the acquisition of United on February 7, 2005, a registration statement to permit the public offering and resale under the Securities Act of 1933 on a continuous basis of shares of Common Stock issued in connection with its acquisition of United (the “Shelf Registration Statement”).

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect three Class II directors to hold office until our 2010 annual meeting of shareholders. The directors shall serve until their successors have been duly elected and qualified or until any such director’s earlier resignation or removal. If you sign and return the accompanying proxy, your shares will be voted for the election of the three nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. The named proxies will vote the shares represented by all proxies received for the nominees for these vacancies, except to the extent authority to do so is withheld. Shareholders may withhold authority from the named proxies to vote for the entire slate of directors as nominated or may withhold the authority to vote for any individual nominee by marking the box under the “WITHHOLD” column adjacent to the name(s) of the appropriate director(s) on the proxy card. Withholding authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. If any nominee is or becomes unable or unwilling to serve, all proxies received will be voted for the person, if any, as shall be designated by the Board of Directors to replace the nominee. If any nominee for any reason is unable to serve or will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Please see “Proxies and Voting Procedures” beginning on page 3 of this Proxy Statement for information on how your shares will be voted in the absence of your instructions if you hold shares through a bank, broker or other nominee or the Spectrum Brands 401(k) Retirement Savings Plan. Each nominee has agreed to serve as a director if elected, and the Board of Directors has no reason to believe that any nominee will be unavailable to serve as a director.

Directors

The following incumbent directors are being nominated for re-election to the Board of Directors as Class II directors: Thomas R. Shepherd, Scott A Schoen and Charles A. Brizius. Please see “Nominees for Re-Election to the Board of Directors” beginning on page 7 of this proxy statement for information concerning each of the nominees for election as Class II directors.

Vote Required

To be elected as a Class II director at the Annual Meeting, each candidate for election must receive a plurality of the votes cast by the shareholders present in person or represented by proxy at the Annual Meeting. A plurality vote means that the director nominee with the most affirmative votes for a particular directorship is elected for that directorship.

The Board of Directors recommends that you vote FOR the election of each of Thomas R. Shepherd, Scott A. Schoen and Charles A. Brizius as Class II directors of the Company.

PROPOSAL NO. 2:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007

General

Upon recommendation of the Audit Committee, our Board of Directors has appointed KPMG LLP as our independent registered public accounting firm for fiscal 2007. The shareholders are asked to ratify this action of the Board of Directors. Shareholder ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2007 is not required by our Amended and Restated By-Laws, or otherwise, but is being pursued as a matter of good corporate practice. If shareholders do not ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2007, our Board of Directors will consider the matter at its next meeting. KPMG LLP has audited our financial statements since September 12, 1996.

It is anticipated that one or more representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement, if desired, and will be available to answer appropriate questions from shareholders who are present.

Independent Auditor Fees

The following table summarizes the fees KPMG LLP, our independent auditor, billed to us for each of the last two fiscal years (in millions):

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
2006	$4.7	$—	$0.1	$—
2005	$4.8	$0.5	$0.1	$—

In the above table, in accordance with the SEC’s definitions and rules, “Audit Fees” are fees we paid KPMG LLP for professional services for the audit of our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Qs or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements. The majority of Audit-Related Fees in 2005 were attributable to due diligence services related to acquisitions and advice related to the implementation of Section 404 of the Sarbanes-Oxley Act of 2002. “Tax Fees” are fees for tax compliance, tax advice and tax planning, and for both fiscal 2006 and fiscal 2005 such fees were attributable to services for tax-compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories.

Pre-Approval of Independent Auditor Services and Fees

The Audit Committee pre-approved the fiscal 2006 audit services engagement performed by KPMG LLP. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, non-audit, tax and other services, provided that the fees incurred by KPMG LLP in connection with any individual non-due diligence engagement do not exceed $100,000 in any 12-month period. The Audit Committee must approve on an engagement by engagement basis any individual non-due diligence engagement in excess of $100,000 in any 12-month period or any individual engagement to perform due diligence services pertaining to potential business acquisitions/dispositions and other transactions and events in excess of $1,000,000 in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to ratify the Board of Directors’ appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2007.

The Board of Directors recommends that you vote FOR Proposal No. 2.

PROPOSAL NO. 3:

SHAREHOLDER PROPOSAL REGARDING DECLASSIFICATION OF

OUR BOARD OF DIRECTORS

A shareholder has informed the Company that it intends to present the following proposal for action at the Annual Meeting. The Company will provide its shareholders with the proponent’s name and address and the number of shares of Common Stock held by the proponent promptly upon receipt of an oral or written request.

SHAREHOLDER PROPOSAL

REPEAL CLASSIFIED BOARD

BE IT RESOLVED, that the stockholders of Spectrum Brands, Inc. request that the Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of directors, whereby directors would be elected annually and not by classes. This policy would take effect immediately, and be applicable to the re-election of any incumbent director whose term, under the current classified system, subsequently expires.

SUPPORTING STATEMENT

We believe that the ability to elect directors is the single most important use of the shareholder franchise. Accordingly, directors should be accountable to shareholders on an annual basis. The election of directors by classes, for three-year terms, in our opinion, minimizes accountability and precludes the full exercise of the rights of shareholders to approve or disapprove annually the performance of a director or directors.

In addition, since only one-third of the Board of Directors is elected annually, we believe that classified boards could frustrate, to the detriment of long-term shareholder interest, the efforts of a bidder to acquire control or a challenger to engage successfully in a proxy contest.

We urge your support for the proposal to repeal the classified board and establish that all directors be elected annually.

COMPANY RESPONSE TO SHAREHOLDER PROPOSAL REGARDING DECLASSIFICATION OF OUR BOARD OF DIRECTORS

In accordance with our Amended and Restated Articles of Incorporation, our Board of Directors is divided into three classes that serve staggered three-year terms, referred to herein as a “classified board structure.” Our Board of Directors, in conjunction with its Nominating and Corporate Governance Committee evaluates corporate governance issues affecting the Company on a regular basis, including whether to maintain our classified board structure. After careful consideration, the board has determined that it is in the best interests of the Company and our shareholders to maintain the classified structure of the Board of Directors for the reasons set forth below and recommends a vote AGAINST this proposal.

Commitment to Excellence

We believe that we have an excellent and well-qualified Board of Directors. Our Board of Directors is committed to utilizing effective corporate governance practices and has adopted Corporate Governance Guidelines (a copy of which is available on our website at www.spectrum brands.com under “Investor Relations—Corporate Governance”) that emphasize this commitment.

Stability and Continuity

Our classified board structure is designed to provide stability, prevent sudden disruptive changes to our Board of Directors’ composition, enhance long-term planning and ensure that, at any given time, there are Directors serving on our Board of Directors who are familiar with our Company, our business and our strategic goals. Our classified board structure benefits the Company and our shareholders because it aids the Company in attracting and retaining director candidates who are willing to make long-term commitments of their time and energy. We believe that the in-depth knowledge and experience of our Directors are particularly important now, given the opportunities and challenges that we face as we continue to reshape the Company to further our continuing commitment to enhancing shareholder value. The current classified board structure enables the Directors to build on past experience for more effective long-term strategic planning. We further believe that an experienced and knowledgeable Board of Directors is better equipped to make decisions that are in the best interests of our shareholders.

Independence

Electing Directors to three-year terms enhances the independence of non-management Directors by providing them with a longer assured term of office, thereby insulating them against pressure from management or from special interest groups who might have an agenda contrary to the long-term interests of all shareholders. As a result, independent Directors voice their views without having to continually consider an upcoming nomination for re-election the following year.

Accountability to Shareholders

Our Directors continue to be accountable to the Company and our shareholders under our classified board structure. Every director is required to uphold his or her fiduciary duties to the Company and our shareholders, regardless of how often he or she stands for election. The Board of Directors has implemented broad measures to ensure accountability of the Company’s Directors, including the adoption of Corporate Governance Guidelines, which, among other things, provide for annual evaluations of Director independence and an annual self-assessment of the Board’s performance sponsored by the Nominating and Corporate Governance Committee.

Enhancement of Shareholder Value

Our classified board structure strongly encourages potential acquirers to deal directly with our Board of Directors if they are interested in acquiring the Company and better positions our Board of Directors to negotiate effectively on behalf of shareholders to realize the greatest possible shareholder value. Our classified board structure is designed to safeguard against a potential acquirer unilaterally and rapidly gaining control of our business and assets without paying fair value for them by removing our Directors at a single annual meeting. Because only one-third of the Directors are elected at any annual meeting of shareholders, it is impossible to elect an entirely new board or even a majority of the Directors serving on our Board of Directors, which provides the incumbent Directors at least two annual shareholder meetings to negotiate the best results for our shareholders in a takeover situation. It is important to note that a classified board structure does not preclude a takeover, but it does provide a company with time and leverage to evaluate the adequacy and fairness of any takeover proposal, negotiate on behalf of all shareholders and weigh alternative methods of maximizing shareholder value for all shareholders. It is for these reasons that many S&P 500 and Fortune 500 companies continue to have classified board structures.

Procedural Matters

It is also important to note that shareholder approval of this proposal would not in itself declassify our Board of Directors or provide for the annual election of Directors. Approval of this proposal would advise our Board of Directors that a majority of our shareholders voting at the meeting favor a change and request that the Board take the necessary steps to declassify our Board of Directors and to establish annual elections of all Directors. However, under our Amended and Restated Articles of Incorporation and Wisconsin law, a change in the structure of our Board of Directors would require an amendment to our Articles of Incorporation. Such an amendment would require a resolution from our Board of Directors to adopt the amendment followed by the approval of the holders of a majority of votes entitled to be cast on the amendment.

Conclusion

After careful consideration of this proposal, the Nominating and Corporate Governance Committee and the entire Board of Directors have determined that retention of the classified structure of our Board of Directors remains in the best interests of the Company and our shareholders. We believe that the benefits of the classified structure of our Board of Directors do not come at the cost of our Directors’ accountability to shareholders. The Company and the Board of Directors have a long-standing commitment to sound corporate governance practices for the benefit of the Company and its shareholders. The Board of Directors believes that the current classified board structure is entirely consistent with that commitment, is appropriate for the Company, and will continue to serve and protect shareholders’ interests as it has for many years.

FOR THESE REASONS, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” PROPOSAL 3.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting is required to approve this Shareholder proposal.

The Board of Directors recommends a vote AGAINST Proposal No. 3.

OTHER MATTERS

The Board of Directors knows of no items of business to be brought before the Annual Meeting other than as described above. If any other items of business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote such proxies in accordance with their best judgment with respect to any such items. Discretionary authority for them to do so is contained in the enclosed proxy card.

COMMUNICATIONS WITH THE BOARD

The Board welcomes communications from shareholders. Generally, shareholders who have questions or concerns should contact our Vice President, Investor Relations at (770) 829-6200 or via electronic mail at investorrelations@spectrumbrands.com. Stockholders and other interested parties may contact any member (or all members) of the board, the lead director, the non-management directors as a group, any board committee or any chairperson of any such committee by mail or electronically. To communicate with the board of directors, any individual director, the lead director, the non-management group or any committee of directors, correspondence should be addressed to the board of directors or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent to Spectrum Brands, Inc., Attention General Counsel, 6 Concourse Parkway, Suite 33300, Atlanta, Georgia 30328. To communicate with any of our directors electronically, stockholders should send an email to investorrelations@spectrumbrands.com.

All communications received as set forth in the preceding paragraph will be opened by the General Counsel for the sole purpose of determining whether the contents represent a message to our directors. The General Counsel will forward copies of all correspondence that, in the opinion of the General Counsel, deals with the functions of the board of directors or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the board of directors.

SHAREHOLDER PROPOSALS

Under the rules and regulations of the SEC, shareholder proposals intended to be presented in our proxy statement for the annual meeting of shareholders to be held in 2008 must be received at our principal executive offices at 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328, no later than December 15, 2007 in order to be considered for inclusion in our proxy statement for such meeting.

Under our Amended and Restated By-Laws, proposals of shareholders intended to be submitted for a formal vote, including shareholder nominations for or suggestions of candidates for election as directors, (other than proposals to be included in our proxy statement) at the annual meeting of shareholders to be held in 2008 may be made only by a shareholder of record who has given notice of the proposal to the Secretary of the Company at our principal executive offices no earlier than February 24, 2008 and not later than March 20, 2008. The notice provided by a shareholder must contain certain information as specified in our Amended and Restated By-Laws. Notice of any proposal received after March 20, 2008 will not be considered “timely” under the federal proxy rules for purposes of determining whether we may use discretionary authority to vote on such proposal. For such proposals that are not timely filed, the Company retains discretion to vote proxies it receives.

ANNUAL REPORT AND FORM 10-K

A copy of our Annual Report on Form 10-K filed with the SEC is available on request by writing to the Vice President, Investor Relations, Spectrum Brands, Inc., 6 Concourse Parkway, Suite 3300, Atlanta, Georgia 30328 or via electronic mail at investorrelations@spectrumbrands.com.

Our Annual Report for the fiscal year ended September 30, 2006, including the financial statements for fiscal 2006, is also being mailed to shareholders along with this Notice of Annual Meeting of Shareholders and Proxy Statement. An additional copy of the Annual Report may be obtained by writing to the Vice President, Investor Relations at the above mailing address or electronic mail address.

By Order of the Board of Directors,

James T. Lucke

Secretary

April 13, 2007

SPECTRUM BRANDS, INC.

ANNUAL MEETING OF SHAREHOLDERS

MAY 9, 2007

Attention: Participants in the Spectrum Brands, Inc. 401(k) Retirement Savings Plan

P R O X Y	The undersigned, having read the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 13, 2007, receipt of which is hereby acknowledged, does hereby appoint and constitute KENT J. HUSSEY, JOHN T. WILSON, TRACY STAIDL WRYCHA and JAMES T. LUCKE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Shareholders of Spectrum Brands, Inc. to be held at Spectrum Brands, Inc.’s North American headquarters located at 601 Rayovac Drive, Madison, Wisconsin, on Wednesday, May 9, 2007 beginning at 8:00 a.m., local time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.
Note from the Trustee:

Prudential Bank & Trust, FSB, as Trustee of the Spectrum Brands 401(k) Retirement Savings Plan, has been directed by the plan sponsor to deliver the enclosed proxy material to you relative to the securities held by us in your account, but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this proxy card, mark your instructions for each of the matters and return the card promptly in the enclosed business reply envelope. It is understood that, if you sign the proxy card without providing instructions for any or all of the matters to be voted on at the meeting, your securities will NOT be voted on any matter to be considered at the meeting for which you fail to provide instructions.

For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by the Spectrum Brands 401(k) Retirement Savings Plan, is that securities for which no voting instructions have been given shall NOT be voted. In order to ensure that your securities are voted as you wish, please return your proxy by May 8, 2007.

Prudential Bank & Trust, FSB
(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)
SEE REVERSE SIDE

☒	Please mark votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed below. If no instruction is provided for a matter, the shares of Common Stock held in your Spectrum 401(k) account will NOT be voted for that matter. If you fail to return this Proxy, the shares held in your Spectrum 401(k) account will NOT be voted.

The Board of Directors recommends a vote “FOR” each of the listed nominees and “FOR” proposal 2.				The Board of Directors recommends a vote “AGAINST” proposal 3.

1. Election of Class II Directors for a Three-Year Term	FOR		WITHHOLD	3. Shareholder Proposal - regarding declassification	FOR	AGAINST	ABSTAIN
Thomas R. Shepherd	☐		☐	of the Board of Directors.	☐	☐	☐
Charles A. Brizius	☐		☐

Scott A. Schoen	☐		☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for Fiscal 2007	☐	☐	☐	AUTHORIZED SIGNATURE(S)-Sign Here-This section must be completed for your instructions to be executed.

Date , 2007

____________________________________
Signature:

____________________________________
Signature

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by duly authorized person. If signed by a limited liability company, please sign in limited liability company name by duly authorized person.

SPECTRUM BRANDS, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 9, 2007

P R O X Y	This Proxy is solicited by the Board of Directors for use at the Spectrum Brands, Inc. Annual Meeting of Shareholders on May 9, 2007 or any postponement(s) or adjournment(s) thereof.

The undersigned, having read the Notice of Annual Meeting of Shareholders and Proxy Statement dated April 13, 2007, receipt of which is hereby acknowledged, does hereby appoint and constitute KENT J. HUSSEY, JOHN T. WILSON, TRACY STAIDL WRYCHA and JAMES T. LUCKE, and each or any of them, the attorneys and proxies of the undersigned, with full power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Shareholders of Spectrum Brands, Inc. to be held at Spectrum Brands, Inc.’s North American headquarters located at 601 Rayovac Drive, Madison, Wisconsin, on Wednesday, May 9, 2007, beginning at 8:00 a.m., local time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

(IMPORTANT — TO BE SIGNED AND DATED ON REVERSE SIDE)

SEE REVERSE SIDE

☒	Please mark votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed below. If no direction is made,

this Proxy will be voted as the Board of Directors recommends.

The Board of Directors recommends a vote “FOR” each of the listed nominees and “FOR” proposal 2.				The Board of Directors recommends a vote “AGAINST” proposal 3.

1. Election of Class II Directors for a Three-Year Term	FOR		WITHHOLD	3. Shareholder Proposal - regarding declassification	FOR	AGAINST	ABSTAIN
Thomas R. Shepherd	☐		☐	of the Board of Directors.	☐	☐	☐
Charles A. Brizius	☐		☐

Scott A. Schoen	☐		☐

	FOR	AGAINST	ABSTAIN
2. To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for fiscal 2007	☐	☐	☐	AUTHORIZED SIGNATURE(S) - Sign Here - This section must be completed for your instructions to be executed.

Date , 2007

____________________________________
Signature:

____________________________________
Signature

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by duly authorized person. If signed by a limited liability company, please sign in limited liability company name by duly authorized person.